UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

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Westmoreland Coal Company
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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WESTMORELAND COAL COMPANY
9540 S. Maroon Circle, Suite 200
Englewood, Colorado 80112

March 28, 2012

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Westmoreland Stockholders:

The Annual Meeting of Stockholders of Westmoreland Coal Company will be held at The Crowne Plaza Hotel located at 27 North 27th Street, Billings, Montana 59101 on Tuesday, May 22, 2012 at 8:30 a.m. Mountain Daylight Time, for the following purposes:

1.	The election of six directors to the Board of Directors to serve for a one-year term;

2.	Advisory approval of Westmoreland Coal Company’s executive compensation;

3.	To approve the amendments to the Amended and Restated 2007 Equity Incentive Plan for Employees and Non-Employee Directors;

4.	The ratification of the appointment of Ernst & Young LLP as principal independent auditor for fiscal year 2012; and

5.	To transact such other business as may properly come before the meeting or any postponement or adjournment thereof.

Only stockholders of record at the close of business on March 26, 2012 will be entitled to notice of and to vote at the meeting and any postponement or adjournment thereof.

YOUR VOTE IS IMPORTANT. Whether or not you plan to attend the annual meeting, we hope you will vote as soon as possible. You may vote by proxy over the Internet or by telephone, or, if you received paper copies of the proxy materials, you can also vote by mail by following the instructions on the proxy card or voting instruction card. Voting over the Internet, by telephone or by written proxy or voting instruction card will ensure your representation at the annual meeting regardless of whether you attend in person.

This proxy statement, the annual report to stockholders and the proxy voter card are being mailed on or about April 9, 2012.

                   By Order of the Board of Directors,

                   /s/ Jennifer S. Grafton

                   Jennifer S. Grafton
                   General Counsel and Secretary

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE STOCKHOLDER MEETING TO BE HELD ON MAY 22, 2012.

This notice, the accompanying proxy statement and Westmoreland Coal Company’s annual report to stockholders for the fiscal year ended December 31, 2011 are available at www.proxyvote.com.

PROXY STATEMENT

WESTMORELAND COAL COMPANY
9540 S. Maroon Circle, Suite 200
Englewood, Colorado 80112

PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS
To be held May 22, 2012

GENERAL INFORMATION ABOUT THE 2012 ANNUAL MEETING OF STOCKHOLDERS

This proxy statement is being furnished by the Board of Directors (the “Board”) of Westmoreland Coal Company (the “Company”) to holders of our common stock and depositary shares in connection with the solicitation by the Board of Directors of proxies to be voted at the Annual Meeting of Stockholders of Westmoreland Coal Company to be held at The Crowne Plaza Hotel located at 27 North 27th Street, Billings, Montana 59101 on Tuesday, May 22, 2012 at 8:30 a.m. Mountain Daylight Time, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders (the “Annual Meeting”) and this proxy statement.

This proxy statement and the enclosed proxy voter card relating to the Annual Meeting of Stockholders are first being mailed to stockholders on or about April 9, 2012.  As of March 26, 2012, the record date, members of the Company’s senior management and directors are the record and beneficial owners of a total of 316,444 shares (approximately 2.3%) of the Company’s outstanding common stock and have no ownership in the Company’s outstanding depositary shares.  It is management’s intention to vote all of its shares in the manner recommended by the Board for each matter to be considered by the stockholders.

QUESTIONS AND ANSWERS ABOUT THE 2012 ANNUAL MEETING OF STOCKHOLDERS

Who can vote at the meeting?

Only stockholders who owned our common stock or depositary shares, each of which represents one quarter of a share of Series A Convertible Exchangeable Preferred Stock, $1.00 par value (“depositary shares”), of record at the close of business on March 26, 2012 are entitled to vote. Each holder of common stock is entitled to one vote per share. Each holder of depositary shares is entitled to one vote per share. There were 13,899,965 shares of common stock and 639,840 depositary shares outstanding on March 26, 2012.

What constitutes a quorum for the meeting?

The holders of a majority of the aggregate voting power of the common stock and depositary shares outstanding on the record date, present in person or by proxy at the Annual Meeting, shall constitute a quorum to conduct business at the Annual Meeting. Abstentions and “broker non-votes” (shares held by a broker or nominee that does not have discretionary authority to vote on a particular matter and has not received voting instructions from its client) are counted for purposes of determining the presence or absence of a quorum for the transaction of business at the Annual Meeting.

How do I vote?

●	Via the Internet at www.proxyvote.com;
●	By phone at 1-800-690-6903; or
●	By completing and mailing in a paper proxy card.

If your shares are registered directly in your name with Computershare Trust Company, our transfer agent, you are considered a stockholder of record with respect to those shares and the proxy card and voting instructions have been sent directly to you by Broadridge Financial Solutions, Inc. If, like most stockholders, you hold your shares in “street name” through a stockbroker, bank or other nominee rather than directly in your own name, you may not vote your shares in person at the Annual Meeting without obtaining authorization from your stockbroker, bank or other nominee, and you need to submit voting instructions to your stockbroker, bank or other nominee in order to cast your vote.  Generally, you will receive instructions from your stockbroker, bank or other nominee that you must follow in order to have your shares voted.

We encourage you to register your vote via the Internet. If you attend the Annual Meeting, you may also submit your vote in person and any votes that you previously submitted – whether via the Internet, by phone or by mail – will be superseded by the vote that you cast at the Annual Meeting. Whether your proxy is submitted by the Internet, by phone or by mail, if it is properly completed and submitted and if you do not revoke it prior to the Annual Meeting, your shares will be voted at the Annual Meeting as specified by you or, if you do not specify a choice as to a particular matter, in the manner set forth in this proxy statement.

Can I change my vote after I return my proxy card?

Yes. Even after you have submitted your proxy card, you may change your vote at any time before the proxy is exercised by either filing with our Secretary a written notice of revocation or a duly executed proxy card bearing a later date or by voting in person at the Annual Meeting. The powers of the proxy holders will be suspended if you attend the Annual Meeting in person and so request. However, attendance at the Annual Meeting will not, by itself, revoke a previously granted proxy. If you want to change or revoke your proxy and you hold your shares in “street name,” contact your broker or the nominee that holds your shares. Any written notice of revocation sent to us must include the stockholder’s name and must be received prior to the Annual Meeting to be effective.

What vote is required to approve each item?

Our directors are elected by plurality vote, which means that, with respect to Proposal 1, the nominees who receive the largest number of “FOR” votes cast will be elected.  Neither broker non-votes nor abstentions will have any effect on the election of directors.  Approval of Proposals 2, 3 and 4 requires the affirmative vote of a majority of the shares present or represented by proxy and entitled to vote at the Annual Meeting.  Broker non-votes will have no effect with respect to any non-routine matter for which a broker does not have authority to vote.  Abstentions will have the same effect as a vote against the proposals, other than Proposal 1.

Which ballot measures are considered “routine” or “non-routine”?

The ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2012 (Proposal 4) is a matter considered routine under applicable rules. A broker or other nominee may generally vote on routine matters, and therefore broker non-votes are not expected in connection with Proposal 4.

The election of directors (Proposal 1), advisory approval of the Company’s executive compensation (Proposal 2), and the approval of the amendments to the Company’s Amended and Restated 2007 Equity Incentive Plan for Employees and Non-Employee Directors (Proposal 3) are matters considered non-routine under applicable rules. A broker or other nominee cannot vote without instructions on non-routine matters, and therefore there may be broker non-votes on Proposals 1, 2 and 3.

How are you handling solicitation of votes?

The accompanying proxy is solicited on behalf of our Board and the cost of solicitation borne by us. In addition to solicitations by mail, our directors, officers, and employees may solicit proxies by telephone, e-mail and personal interview, but will receive no additional compensation for doing so. We will also request brokerage houses, custodians, nominees, and fiduciaries to forward copies of the proxy material to those persons for whom they hold shares and request instructions for voting the proxies. We will reimburse those brokerage houses and other persons for their reasonable expenses for such services.

Do I have any rights of appraisal?

Under Delaware law, stockholders are not entitled to dissenters’ rights on any proposal referred to herein.

Where can I find the voting results of the Annual Meeting?

We will announce preliminary general voting results at the Annual Meeting and publish final detailed voting results on a Form 8-K that we will file within four business days after the Annual Meeting.

How do I submit a stockholder proposal for the 2013 Annual Meeting?

Any proposal that a stockholder wishes to be considered for inclusion in our proxy statement and proxy card for the 2013 Annual Meeting of Stockholders (the “2013 Annual Meeting”) must be submitted to the Secretary at our offices, 9540 S. Maroon Circle, Suite 200, Englewood, Colorado 80112, no later than November 28, 2012. In addition, such proposals must comply with the requirements of Rule 14a-8 under the Securities Exchange Act of 1934.

If a stockholder wishes to present a proposal before the 2013 Annual Meeting, without having the proposal included in our proxy statement and proxy card, such stockholder must give written notice to the Secretary at the address noted above. The Secretary must receive such notice no earlier than January 22, 2013 and no later than February 21, 2013, and the stockholder must comply with the provisions of Sections 2.5 or 2.6, as applicable, of our bylaws.  Only proposals included in the proxy statement or that comply with our advance notice bylaw requirements will be considered properly brought before the Annual Meeting.

Does the Company offer an opportunity to receive future proxy materials electronically?

Yes. If you are a stockholder of record or a member of the 401(k) plan, you may, if you wish, receive future proxy statements and annual reports online rather than receiving proxy materials in paper form. If you elect this feature, you will receive an e-mail message notifying you when the materials are available, along with a web address for viewing the materials and instructions for voting by telephone or on the Internet. If you have more than one account, you may receive separate e-mail notifications for each account. You may sign up for electronic delivery in two ways:

●	If you vote online, you may sign up for electronic delivery at that time; or

●	You may sign up at any time by visiting http://enroll.icsdelivery.com/wlb.

If you received this proxy statement electronically, you do not need to do anything to continue receiving proxy materials electronically in the future. If you hold your shares in a brokerage account, you may also have the opportunity to receive proxy materials electronically. Please follow the instructions of your broker.

How can I get electronic access to the proxy materials and the annual report?

This proxy statement and our 2011 Annual Report are available at www.proxyvote.com; reference your ballot materials for access information.

Will I receive a separate proxy statement if I share the same address and last name as another stockholder?

No.  If you are the beneficial owner, but not the record holder, of shares of our stock, your broker, bank or other nominee may only deliver one copy of this proxy statement and our Annual Report to multiple stockholders who share an address, unless that nominee has received contrary instructions from one or more of the stockholders. We will deliver promptly, upon written or oral request, a separate copy of this proxy statement and our Annual Report to a stockholder at a shared address to which a single copy of the documents was delivered. Beneficial owners sharing an address who are receiving multiple copies of proxy materials and annual reports and who wish to receive a single copy of such materials in the future will need to contact their broker, bank or other nominee to request that only a single copy of each document be mailed to all stockholders at the shared address in the future.

DIRECTORS AND EXECUTIVE OFFICERS

Name	Age	Director/ Executive Officer Since	Position
Keith E. Alessi	57	2007	Director; Chief Executive Officer
Michael R. D’Appolonia	63	2008	Director – Independent
Gail E. Hamilton	62	2011	Director – Independent
Richard M. Klingaman	76	2006	Director – Independent; Chairman of the Board
Jan B. Packwood	68	2011	Director – Independent
Robert C. Scharp	65	2011	Director – Independent
Jennifer S. Grafton	36	2011	General Counsel and Secretary
Douglas P. Kathol	59	2010	Executive Vice President
Robert P. King	59	2012	President and Chief Operating Officer
Joseph E. Micheletti	46	2011	Senior Vice President – Coal Operations
Kevin A. Paprzycki	41	2008	Chief Financial Officer and Treasurer

Director Information

The Board has fixed the number of directors following the Annual Meeting at six.  All our directors bring to our Board a wealth of leadership experience derived from their service as executives of corporations. Certain individual qualifications and skills of our directors that contribute to the Board’s effectiveness as a whole are described in the following paragraphs.

Keith E. Alessi serves as a Director and our Chief Executive Officer.  Since he began working for us in 2007, he has assumed various roles including Executive Chairman, President and other various interim roles.  Prior to Westmoreland, Mr. Alessi was an adjunct lecturer at the Ross School of Business at the University of Michigan from 2001 to 2010 and was an Adjunct Professor at The Washington and Lee University Law School from 1999 to 2007.  He previously served as Chief Executive Officer, Chief Operating Officer or Chief Financial Officer of a number of public and private companies from 1982 to 2000.  Mr. Alessi currently serves as a member of the board of directors of Town Sports International Holdings, Inc. and MWI Veterinary Supply, Inc.

Mr. Alessi has over 30 years of turnaround management experience gained in senior executive capacity.  This has given him unique insights into the hurdles, challenges and opportunities facing Westmoreland and provides him the necessary leadership experience to lead the Company.

Michael R. D’Appolonia most recently served as President and Chief Executive Officer of Kinetic Systems, Inc., a global provider of process and mechanical solutions to the electronics, solar and biopharmaceutical industries. From 1986 to 2006, Mr. D’Appolonia was an executive and Principal of Nightingale & Associates, LLC, and its predecessor company Nightingale & Associates, Inc., a global management consulting firm providing financial and operational restructuring services to mid-market companies in the US and overseas. From January 2002 through June 2006, Mr. D’Appolonia served as Nightingale’s President.  Mr. D’Appolonia is a member of the board of directors of Exide Technologies, Inc.  In addition, he was a member of the board of directors of The Washington Group International, Inc. from 2001 to 2007.

Mr. D’Appolonia’s experience as a Chief Executive Officer of a large global organization, along with his public company board experience, brings to our Board the perspective of a leader facing a similar set of current external economic, social and governance issues.

Gail E. Hamilton most recently served as Executive Vice President of Symantec Corporation, an infrastructure software and services provider, retiring in 2005.  Previously, she served as the General Manager of the Communications Division of Compaq Computer Corporation and as the General Manager of the Telecom Platform Division for Hewlett-Packard Company. She is currently a director of Arrow Electronics Inc., OpenText Corp., and Ixia. In the last five years, Ms. Hamilton has also served as a director of Washington Group International and Surgient, Inc.

Ms. Hamilton is a former senior executive with business and operational experience at a public technology company, whose strategic planning and business development experience are invaluable in guiding the development and progression of our information technology infrastructure and programs.  In addition, Ms. Hamilton’s extensive public and private board experience will bring further professionalism and insight to the board room.

Richard M. Klingaman has been a consultant to the natural resources and energy industries since May 1992.  Prior to consulting, Mr. Klingaman was a senior executive with Penn Virginia Corporation, a natural resources company specializing in coal, oil, natural gas, timber, lime and limestone.

Mr. Klingaman’s extensive experience in the mining and energy industries, including as Senior Vice President of a large natural resources company, provides him with an intimate knowledge of our operations and our industry.

Jan B. Packwood was the President and Chief Executive Officer of IDACORP, Inc. (NYSE: IDA), a holding company whose main subsidiary, Idaho Power Company, is an electric utility engaged in the generation, transmission, distribution, sale and purchase of electric energy,  from 1999 to 2006.  Prior to such time, Mr. Packwood served in various executive-level capacities of Idaho Power Company beginning in the 1980s.   He currently serves as a director of IDACORP, Inc. and of various IDACORP, Inc. subsidiaries, including Idaho Power Company, IDACORP Financial Services, Inc. and Ida-West Energy Company.

As the former President and Chief Executive Officer of an electric utility involved in the mining and use of coal in the Pacific Northwest, Mr. Packwood brings to the Board a vast knowledge of our and our main customers’ business, including an understanding of the risks faced by our own power plant and the power plants we supply.  This expertise will be invaluable in directing the future of our power plant operations, as well as providing insight into potential growth and expansion activities in our mining segment.

Robert C. Scharp was previously the Chief Executive Officer of Shell Coal Pty Ltd from 1997 to 2000 and then Chief Executive Officer of Anglo Coal Australia from 2000 to 2001. He served as the Chairman of the Shell Canada Energy Mining Advisory Council from 2005 to 2010. He had a 22 year career with Kerr McGee Corporation including serving as President - Kerr McGee Coal Corporation and Senior Vice President - Oil and Gas Production. Mr. Scharp was a director of Bucyrus International from 2005 to 2011 and was a director of Foundation Coal Holdings from 2005 to 2009.  Mr. Scharp is also a retired Army National Guard colonel.

Mr. Scharp brings a wealth of coal mining industry experience to the Board, including invaluable chief executive operational oversight of coal mine operations.  Mr. Scharp’s vast industry experience will assist the Board in driving future operational mining excellence and evaluating potential growth and expansion opportunities.

Executive Officer Information

Keith E. Alessi, our Chief Executive Officer, is discussed above under “Director Information.”

Jennifer S. Grafton joined Westmoreland as Associate General Counsel in December 2008 and was named General Counsel and Secretary in February 2011.  Prior to Westmoreland, Ms. Grafton worked in the corporate group of various Denver-based and national law firms focusing her practice on securities and corporate governance.  She is a member of the Colorado bar.

Douglas P. Kathol joined Westmoreland in 2003 as Vice President – Development, adding additional responsibility as Treasurer in 2008.  In 2010, Mr. Kathol was named Executive Vice President.  Prior to Westmoreland, Mr. Kathol spent almost twenty years in various positions, including Senior Vice President of Norwest Corporation, a consulting firm providing expertise to the energy, mining, and natural resources industries.

Robert P. King joined Westmoreland in March 2012 as President and Chief Operating Officer. From 2006 through 2012, Mr. King held various executive leadership roles at Consol Energy, Inc., including Executive Vice President – Business Advancement and Support Services from 2009 through March 2012. Mr. King has over 30 years experience in the coal industry, both underground and surface mines.

Joseph E. Micheletti joined Westmoreland in 2001 and has held a series of positions with Westmoreland since such time, including President and General Manager of our Jewett Mine.  In June 2011, Mr. Micheletti was named Senior Vice President – Coal Operations.  Mr. Micheletti has worked in the production, maintenance, processing, and engineering disciplines of the mining industry for 24 years and sits as a Director of the Rocky Mountain Coal Mining Institute.

Kevin A. Paprzycki joined Westmoreland as Controller and Principal Accounting Officer in June 2006 and was named Chief Financial Officer in April 2008. In June 2010, he was also named Treasurer.  Prior to Westmoreland, Mr. Paprzycki was Corporate Controller at Applied Films Corporation from 2005 to 2006. Mr. Paprzycki became a certified public accountant in 1994 and a certified financial manager and certified management accountant in 2004.

CORPORATE GOVERNANCE

We are committed to maintaining the highest standards of business conduct and corporate governance, which we believe are essential to running our business efficiently, serving our stockholders and maintaining our integrity in the marketplace.  The Code of Conduct Handbook for directors, officers and employees, in conjunction with the Certificate of Incorporation, Bylaws, Board committee charters and Corporate Governance Guidelines, form the framework for the governance of Westmoreland. All of these documents are available on our website at www.westmoreland.com.  On an annual basis, all directors, officers and employees sign an acknowledgement that they have received and reviewed the guidelines provided in the Code of Conduct Handbook.  We will post on this website any amendments to the Code of Conduct Handbook or waivers of the Code of Conduct Handbook for directors and executive officers. You can request a copy of any of these documents by writing to the Corporate Secretary, Westmoreland Coal Company, 9540 S. Maroon Circle, Suite 200, Englewood, Colorado 80112.

Board Structure and Risk Oversight

The Board separated the positions of Chairman of the Board and Chief Executive Officer in May 2009 and elected Richard M. Klingaman, an independent director, as our Chairman, and Keith E. Alessi as our Chief Executive Officer. Separating these positions allows our CEO to focus on our day-to-day business, while allowing the Chairman of the Board to lead the Board in its fundamental role of providing advice to and independent oversight of management. The Board recognizes the time, effort, and energy that the CEO is required to devote to his position in the current business environment, as well as the commitment required to serve as our Chairman, particularly as the Board’s oversight responsibilities continue to grow.  The Board believes this leadership structure has enhanced the Board’s oversight of risk and independence from our management, the ability of the Board to carry out its roles and responsibilities on behalf of our stockholders, and our overall corporate governance.

Risk is inherent with every business, and how well a business manages risk can ultimately influence its success.  We face a number of risks, including economic risks, operational risks, environmental and regulatory risks, and others, such as the impact of competition, weather conditions and pressures from competing fuel sources.  Management is responsible for the day-to-day management of risks that we face, while the Board, as a whole and through its committees, has responsibility for the oversight of risk management.  In its risk oversight role, the Board has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed.

The Board believes that establishing the right “tone at the top” and full and open communication between management and the Board are essential for effective risk management and oversight. Our Chairman talks regularly with our CEO to discuss strategy and the risks we face. The executive management team attends the quarterly board meetings and is available to address any questions or concerns raised by the Board on risk management-related matters. Each quarter, the Board receives presentations from senior management on strategic matters involving our operations and is provided extensive materials that highlight the various factors that could lead to risk in our organization. The Board holds a strategic planning session with the management team on an annual basis to discuss strategies, key challenges, and risks and opportunities for us.  Further, the Board is empowered to hire its own advisors without management approval to assist it in fulfilling its duties.

While the Board is ultimately responsible for our risk oversight, our committees assist the Board in fulfilling its oversight responsibilities in certain areas of risk. The Audit Committee assists the Board in fulfilling its oversight responsibilities with respect to risk management in the areas of financial reporting, internal controls and compliance with legal and regulatory requirements. The Compensation and Benefits Committee assists the Board in fulfilling its oversight responsibilities with respect to the management of risks arising from our compensation policies and programs.  The Nominating and Corporate Governance Committee is tasked with overseeing succession planning for our directors and executive officers. On an annual basis, pursuant to such committee’s charters, the committees assess risk and have specific conversations with senior management regarding the risks faced.

Committees of the Board of Directors

As of the date of this proxy statement, our Board has seven directors and the following four committees: (1) Audit; (2) Compensation and Benefits; (3) Nominating and Corporate Governance; and (4) Executive.  From time-to-time, the Board will form a Pricing Committee to address specific transactions such as debt or equity issuances. The Board has set the number of directors following the Annual Meeting at six.  The current committee membership, the number of meetings during 2011 and the function of each of the committees are described below.  Each of the committees operates under a written charter adopted by the Board. All of the committee charters are available on our website at www.westmoreland.com. During 2011, the Board held nine meetings plus a two-day strategic planning session. Each director serving during 2011 attended 100% of the aggregate of all Board and applicable committee meetings held during the period that he or she served as a director. Directors are expected to attend the Annual Meeting of Stockholders. All directors attended the last Annual Meeting of Stockholders.

Name of Director	Audit	Compensation and Benefits	Nominating and Corporate Governance	Executive
Non-Employee Directors:
Thomas J. Coffey	Chair	Member
Michael R. D’Appolonia		Chair	Member	Member
Gail E. Hamilton	Member	Member
Richard M. Klingaman				Member
Jan B. Packwood	Member		Chair
Robert C. Scharp	Member		Member
Employee Director:
Keith E. Alessi				Chair
Number of Meetings in 2011	5	4	3	2

Audit Committee

The Audit Committee provides oversight of the quality and integrity of our accounting, auditing and financial reporting practices and is responsible for retaining and terminating our independent accounts. The committee exercises its oversight obligations through regular meetings with management, the Director of Internal Audit and our independent registered public accounting firm, Ernst & Young LLP. The Audit Committee is also responsible for oversight of risks relating to accounting matters, financial reporting and regulatory compliance. To satisfy these oversight responsibilities, the committee separately meets with our Chief Financial Officer, the Director of Internal Audit, Ernst & Young LLP and management. The committee also receives periodic reports regarding issues such as the status and findings of audits being conducted by the internal and independent auditors, the status of material litigation, accounting changes that could affect our financial statements and proposed audit adjustments. The Board has determined that Michael D’Appolonia, Jan Packwood and Bob Scharp qualify as an “audit committee financial expert” as defined in Item 407(d)(5) of Regulation S-K.

Audit Committee Report

Under its charter, the Audit Committee assists the Board of Directors in fulfilling the Board’s responsibility for oversight of Westmoreland’s financial reporting process and practices, and its internal control over financial reporting. Management is primarily responsible for our financial statements, the reporting process and assurance for the adequacy of the internal control over financial reporting. Our independent registered public accounting firm, Ernst & Young LLP, is responsible for performing an independent audit of Westmoreland’s financial statements and internal control over financial reporting, and for expressing an opinion on the conformity of our audited financial statements to generally accepted accounting principles used in the United States and the adequacy of our internal control over financial reporting.

The Audit Committee has reviewed and discussed with Ernst & Young LLP Westmoreland’s audited consolidated financial statements and internal control over financial reporting. The Audit Committee has discussed with Ernst & Young LLP, during the 2011 fiscal year, the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (Communication with Audit Committees) as adopted by the Public Company Accounting Oversight Board. The Audit Committee has received and reviewed the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding such firm’s communications with the Audit Committee concerning independence, and has discussed with the independent accountants their independence.

The Audit Committee discussed with our internal and independent auditors the overall scope and plans for their respective audits. The Audit Committee meets with the independent auditors, with and without management present, to discuss the results of its examinations, the evaluations of our internal controls and the overall quality of our financial reporting. The Audit Committee also has reviewed and discussed the audited financial statements with management.

Based on the reviews and discussions described above, the Audit Committee recommended to the Board that the audited financial statements and assessment of internal controls over financial reporting be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2011. The Audit Committee has selected Ernst & Young LLP as our independent registered public accounting firm for fiscal year 2012.

Thomas J. Coffey, Chairman
Gail E. Hamilton
Jan B. Packwood
Robert C. Scharp

Compensation and Benefits Committee

The Compensation and Benefits Committee is responsible for assuring that the Board, our Chief Executive Officer, other executive officers, and our key management are compensated appropriately and in a manner consistent with our approved compensation strategy, internal equity considerations, competitive practice, and any relevant laws or regulations.  In addition, the committee reviews our compensation programs to ensure that our programs are not promoting imprudent risk-taking. In accordance with its charter, the committee may retain and terminate outside counsel, compensation consultants, or other experts or consultants, as it deems appropriate, form and delegate authority to subcommittees and delegate authority to one or more designated members of the committee. To assist it in satisfying its oversight responsibilities, the committee chose in February 2011 to continue its relationship with Buck Consulting, which began in February 2010, and meets regularly with management to understand the financial, human resources and stockholder implications of compensation decisions being made.

Compensation and Benefits Committee Risk Assessment

On an annual basis, the committee reviews and discusses the structure of our compensation program to assess whether any aspect of the program could potentially be expected to provide an incentive to our executive officers or other employees to take any unnecessary or inappropriate risks that could threaten our operating results, financial condition or impact long-term stockholder value. To assist the committee in their review in February 2012, the committee engaged Buck Consulting to conduct a risk assessment of our incentive-based compensation plans (including the annual and long-term incentive programs) and our compensation practices.

Based on the findings of Buck Consulting, our internal controls, policies and risk-mitigating components in our incentive arrangements as well as the committee’s formal review and discussion, the committee believes our compensation programs represent an appropriate balance of short-term and long-term compensation and do not encourage executive officers or other employees to take on unnecessary or excessive risks that are reasonably likely to have a material adverse effect on us.

Our incentive compensation is designed to reward bonus-eligible employees for committing to and achieving goals that are intended to be challenging yet provide them a reasonable opportunity to reach the threshold amount, while requiring meaningful growth to reach the target level and substantial growth to reach the maximum level. The amount of growth required to reach the maximum level of compensation is developed within the context of the normal business planning cycle and, while difficult to achieve, is not viewed to be at such an aggressive level that it would induce bonus-eligible employees to take inappropriate risks that could threaten our financial or operating stability. In addition, the annual bonus program contains a cap on the maximum financial payout to employees as a whole.

Our executive compensation program includes the following features to help minimize risk.

Compensation Mix. We allocate compensation between fixed and contingent components, between annual cash incentives and long-term time-based equity incentives, based in part on an employee’s position and level of responsibility within the organization. We believe our mix of compensation elements helps to ensure that executives and other employees who are eligible for incentive compensation do not focus on achieving short-term results at the expense of the long-term growth and sustainability of the Company. None of our employees receives compensation that is primarily derived from commissions.

Base salary is the only assured portion of compensation that we provide to our executives and other employees. Consequently, our incentive compensation arrangements are intended to reward performance.

The annual incentive plan establishes cash-based award opportunities that are payable if, and only to the extent that, pre-established corporate financial and individual performance objectives are achieved, subject to the discretion of the committee to exclude certain events outside our direct control and to reward exemplary performance.

The equity-based component of the executive compensation program consists of grants of time-vested and performance-based restricted stock units. The use of both time-based and performance-based restricted stock units for fiscal 2012 balances our desire to drive long-term stock price growth with the retention pressures we face from our direct peers, as well as from emerging and evolving competitors.

Stock Ownership Guidelines. We have established stock ownership guidelines to ensure that our executives’ interests are aligned with those of stockholders. These guidelines also help ensure that the decisions our executives implement to achieve our financial and strategic objectives are focused on our long-term growth and health. We believe that this policy effectively mitigates the possibility that our executives would make business decisions to influence stock price increases in the short-term that cannot be sustained over the long-term or would liquidate their equity holdings to capture short-term fluctuations in our stock price.

Board Approval of Transactions. Management must obtain approval from the Board for significant transactions (i.e., mergers, acquisitions, dividends, etc.) that could impact the achievement of previously approved financial performance targets used in the executive compensation program, and the Compensation and Benefit Committee retains the discretion to ignore the impact of certain factors over which management has no control (such as accounting changes or force majeure events) for purposes of determining whether pre-established performance targets have been met.

Compensation and Benefits Committee Interlocks and Insider Participation

During 2011, each of Messrs. Coffey and D’Appolonia and Ms. Hamilton served on our Compensation and Benefits Committee. None of these directors was a current or former officer or employee of the Company, and none had any related party transaction involving the Company that is disclosable under Item 404 of Regulation S-K. During 2011, none of our executive officers served on the board of directors of any entity that had one or more executive officers serving on our Board.

Compensation and Benefits Committee Report

The Compensation and Benefits Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management. Based on this review and discussion, the Compensation and Benefits Committee recommended to the Board that the Compensation Discussion and Analysis, provided below, be included in this proxy statement.

Michael R. D’Appolonia, Chairman
Thomas J. Coffey
Gail E. Hamilton

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee identifies and recommends individuals qualified to be nominated as members of the Board and considers director candidates brought to the Board by stockholders. The committee also provides oversight on corporate governance matters and provides for the evaluation of Board, committee, and individual director performance, as well as provides oversight on succession planning.

The committee regularly assesses the mix of skills and industry experience currently represented on the Board, whether any vacancies on the Board are expected due to retirement or otherwise, the skills represented by retiring directors, and additional skills highlighted during the Board self-assessment process that could improve the overall quality and ability of the Board to carry out its functions. In the event vacancies are anticipated, or arise, the Nominating and Corporate Governance Committee considers various potential candidates for director and employs the same process for evaluating all candidates, including those submitted by stockholders. The committee is responsible for ensuring all director nominees undergo a thorough background check prior to nomination or appointment as a director and to review any adverse findings prior to such nomination or appointment.  Candidates may come to the attention of the committee through current Board members, professional search firms, stockholders or other persons.  In late 2010, we utilized the services of the National Association of Corporate Directors to help identify potential director candidates for election to the Board.

The committee initially evaluates a candidate based on publicly available information and any additional information supplied by the party recommending the candidate. If the candidate appears to satisfy the selection criteria and the committee’s initial evaluation is favorable, the candidate is contacted by the chairman of the committee for an interview to determine the mutual levels of interest in pursuing the candidacy. The committee is tasked with considering whether the candidate is (i) independent pursuant to the requirements of The NASDAQ Stock Market, (ii) accomplished in his or her field and has a reputation, both personal and professional, that is consistent with our ideals and integrity, (iii) able to read and understand basic financial statements, (iv) knowledgeable as to us and the issues affecting our business, (v) committed to enhancing stockholder value, (vi) able to understand fully the legal responsibilities of a director and the governance processes of a public company, (vii) able to develop a good working relationship with other Board members and senior management and (viii) able to suggest business opportunities to us.  If these discussions and considerations are favorable, the committee makes a final recommendation to the Board to nominate the candidate for election.

In considering whether to recommend any particular candidate, including incumbent directors, for inclusion in the Board’s slate of recommended director nominees, the Nominating and Corporate Governance Committee takes into consideration a number of criteria which include:  professional work experience; skills; expertise; diversity; personal and professional integrity; character; temperament; business judgment; time availability in light of other commitments; dedication; conflicts of interest; and public company experience. The committee does not assign specific weights to particular criteria and no particular criterion is a prerequisite for each prospective nominee.  The committee focuses on issues of diversity, such as diversity of education, professional experience and differences in viewpoints and skills. The committee does not have a formal policy with respect to diversity; however, the Board and the committee believe that it is essential that the Board members represent diverse viewpoints and strives to ensure that the slate of nominees represents a wide breadth of diverse backgrounds and skill sets to adequately represent the needs of the stockholders. With respect to the nomination of continuing directors for re-election, the individual’s contributions to the Board are also considered. We believe that the backgrounds and qualifications of our directors, considered as a group, provide a composite mix of skills, experience, and knowledge that will assure that the Board can continue to fulfill its responsibilities.

The Board’s retirement policy mandates that directors elected to the Board at our annual meeting retire from the Board at the first annual meeting of stockholders following the director’s 75th birthday.  The Board grandfathered all directors then serving as a director at the time the policy was adopted in November 2010, making the new retirement policy only applicable to current and future directors who will turn 75 after May 2010.

Stockholders may recommend individuals to the Nominating and Corporate Governance Committee for consideration as potential director candidates by submitting their names, together with appropriate biographical information and background materials and a statement as to whether the stockholder or group of stockholders making the recommendation has beneficially owned more than 5% of our common stock for at least a year as of the date such recommendation is made, to the Nominating and Corporate Governance Committee, c/o  Secretary, Westmoreland Coal Company, 9540 South Maroon Circle, Suite 200, Englewood, Colorado 80112. Assuming that appropriate biographical and background material has been provided on a timely basis, the committee will evaluate stockholder-recommended candidates by following the same process, and applying the same criteria, as it follows for candidates submitted by others. If the Board determines to nominate a stockholder-recommended candidate and recommends his or her election, then his or her name will be included in our proxy statement for the next annual meeting.

Stockholders also have the right to nominate director candidates directly, without any action or recommendation on the part of the committee or the Board, by following the procedures set forth in Section 2.6, “Advance Notice of Nominees,” in our bylaws. Among other things, a stockholder wishing to nominate a director candidate must give notice to us within the specified time period that includes the information about the stockholder and the proposed nominee required by the bylaws. Any stockholder wishing to nominate a candidate for election to the Board pursuant to the bylaw provision must strictly comply with the procedures specified in Section 2.6 of the bylaws. Candidates nominated by stockholders in accordance with these procedures could be presented by the nominating stockholder from the floor of the annual meeting, but would not be included in our proxy statement for the next annual meeting, unless the Board made its own determination to include such candidate.

Other Committees

During 2011, the Board had two other committees in addition to the committees set forth above: the Executive Committee and the Pricing Committee.  Pursuant to its charter adopted by the Board in February 2012, the Executive Committee is authorized to act on behalf of the Board during periods between Board meetings. During 2011, the Executive Committee held two meetings. The Pricing Committee acts in the event of offerings of the Company’s securities with respect to matters such as determining the price and terms at which such securities shall be sold to underwriters and the public. During 2011, the Pricing Committee held no meetings, but acted by unanimous written consent on several occasions with respect to the contribution of shares to our pension plans and with respect to the issuance of debt in February 2011.

Director Independence

NASDAQ Marketplace Rules require that a majority of the Board be independent. No director qualifies as independent unless the Board determines that the director has no direct or indirect relationship with the Company that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In assessing the independence of its members, the Board examined the commercial, industrial, banking, consulting, legal, accounting, charitable and familial relationships of each member. The Board's inquiry extended to both direct and indirect relationships with the Company. Based upon both detailed written submissions by its members and discussions regarding the facts and circumstances pertaining to each member, considered in the context of applicable NASDAQ Marketplace Rules, the Board has determined that all of the directors nominated for election, other than Mr. Alessi, are independent.  The independent directors meet during most Board meetings in separate executive session without management present. The Chairman of the Board, who is an independent director, presides over these meetings.  Each member of the Audit Committee must, in addition to the independence requirements of the NASDAQ Marketplace Rules, meet the heightened independence standards required for audit committee members under the NASDAQ Marketplace Rules listing standards, Section 10A of the Securities Exchange Act of 1934, and Rule 10A-3 thereunder.  The Board determined that Messrs. Coffey, Packwood and Scharp and Ms. Hamilton, the 2011 Audit Committee members, each met such heightened independence standards.

Communicating with the Board

Stockholders who wish to write directly to the Board on any topic should address communications to the Board of Directors in care of the Chairman, Westmoreland Coal Company Board of Directors, 9540 S. Maroon Circle, Suite 200 Englewood, Colorado 80112. Our Chairman will report on stockholder communications to the Board and provide copies or specific summaries to directors on matters deemed to be of appropriate importance. In general, communications from stockholders relating to corporate governance will be forwarded to the Board unless they are frivolous, obscene, repeat the same information contained in earlier communications, or fails to identify the author.

DIRECTOR COMPENSATION

The elements of our 2012 director compensation are reflected in the table below. We believe that it is important to attract and retain outstanding non-employee directors and target compensation at the median of our peer group. In February 2012, the Compensation and Benefits Committee recommended and the Board approved the below compensation structure for fiscal year 2012.  All non-employee directors receive the “Annual Cash Retainer” in addition to any other retainers they may be entitled for service as the Chairman or as the Chair of a committee.

Type of Compensation	Amount
Annual Cash Retainer	$35,000
Annual Stock Award Retainer (restricted stock units with one-year vest)	$70,000 valued at fair market value on date of grant
Annual Retainer for Chairman	$35,000
Annual Retainer for Committee Chair:
Audit Committee	$7,000
Compensation and Benefits Committee	$5,000
Nominating and Corporate Governance Committee	$3,000
Annual Retainer for Serving on the Audit, C&B or N&CG Committees	$5,000 per committee
Attendance at Board or Committee Meeting (in-person)	$1,500 per meeting
Attendance at Board or Committee Meeting (telephonic)	$1,000 per meeting

2011 Non-Employee Director Compensation

Name(1)	Fees Earned Or Paid In Cash($)	Grant Date Fair Value of Stock Awards($)(2)	Total Compensation ($)
Thomas J. Coffey	75,500	50,009	125,509
Michael R. D’Appolonia	73,500	50,009	123,509
Gail E. Hamilton	61,375	50,009	111,384
Richard M. Klingaman	85,000	50,009	135,009
Jan B. Packwood	65,067	50,009	115,076
Robert C. Scharp	63,375	50,009	113,384
Former Directors(3)
William M. Stern	5,667	—	5,667
Frank T. Vicino, Jr.	4,889	—	4,889
__________
(1)	Mr. Alessi, who is our Chief Executive Officer, does not receive any additional compensation for his services as a director.
(2)
2,940 restricted stock units were awarded to each non-employee director elected to the Board in May 2011.  The restricted stock units vest on May 24, 2012.  The grant date fair value of these awards was $17.01 per share.

(3)
Messrs. Stern and Vicino were serving as our preferred directors in early 2011.  Upon the repayment of the outstanding preferred dividends in early February 2011, the preferred director positions were eliminated.

Non-Employee Director Stock Ownership Guidelines

In March 2011, the Board adopted stock ownership guidelines for non-employee directors under which the directors are expected to own Westmoreland equity equal in value to three times the annual cash retainer, with a five-year timetable to comply.

2011 Outstanding Equity Awards at Fiscal Year-End for Directors

Option Awards
Name	Securities Underlying Unexercised Options (#) Exercisable	Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date
Thomas J. Coffey	5,000	0	15.31	5/24/12
	1,762	0	25.14	6/23/16
Richard M. Klingaman	3,733	0	23.99	2/2716

BENEFICIAL OWNERSHIP OF SECURITIES

The following table sets forth information, as of March 1, 2012, concerning beneficial ownership by: holders of more than 5% of any class of our voting securities; directors; each of the named executive officers listed in the Summary Compensation Table; and all directors and executive officers as a group. The information provided in the table is based on our records, information filed with the SEC and information provided to us, except where otherwise noted. The number of shares beneficially owned by each entity or individual is determined under SEC rules, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the entity or individual has sole or shared voting power or investment power and also any shares that the entity or individual has the right to acquire within 60 days of March 1, 2012 through the exercise of any stock options, the conversion of depositary shares at a conversion ratio of 1.708 shares of common stock for each depositary share, the vesting of restricted stock or upon the exercise or conversion of other rights. Unless otherwise indicated, each person has sole voting and investment power with respect to the shares set forth in the table. The percentage calculations set forth in the table are based on 13,879,458 shares of common stock outstanding and 639,840 depositary shares outstanding on March 1, 2012.

Name of Beneficial Owner	Common Stock	% of Common	Depositary Shares	% of Depositary Shares

5% or Greater Equity Holders
Jeffrey L. Gendell (1)	3,071,144	22.12%	3,700	*
Frank Vicino, Jr. (2)	188,574	1.34%	108,730	16.99%
Stephen D. Rosenbaum (3)	131,404	*	60,000	9.38%
T. Rowe Price (4)	774,320	5.58%	—	—
Officers and Directors
Thomas J. Coffey (5)	41,696	*	—	—
Michael R. D’Appolonia	9,448	*	—	—
Gail E. Hamilton	0	*	—	—
Richard M. Klingaman	10,343	*	—	—
Jan B. Packwood	0	*	—	—
Robert C. Scharp	0	*	—	—
Keith E. Alessi (6)	153,895	1.10%	—	—
Kevin A. Paprzycki (7)	17,953	*	—	—
Douglas P. Kathol (8)	42,067	*
Joseph E. Micheletti (9)	8,232	*	—	—
Morris W. Kegley (10)	17,255	*	—	—
John V. O’Laughlin (11)	42,884	*	—	—
Directors and Executive Officers as a Group (11 persons)	287,984	2.05%	—	—
_________
* Percentages of less than 1% are indicated by an asterisk
(1)
The total for Mr. Gendell includes shares of common stock, as well as shares of common stock issuable upon conversion of depositary shares. According to a Schedule 13D/A filed January 6, 2012, Mr. Gendell owns 549,000 shares of common stock of which he has sole voting and dispositive power. In addition, Tontine Capital Partners, L.P. and other limited partnerships and limited liability companies that are affiliates of Tontine Capital Partners, L.P. own 2,515,826 shares of common stock and 3,700 depositary shares that are convertible into 6,318 shares of common stock. Mr. Gendell is either a managing member of, or a managing member of the general partner of, these limited partnerships and limited liability companies and has shared voting and dispositive power over these shares. All of the foregoing shares may be deemed to be beneficially owned by Mr. Gendell. Mr. Gendell disclaims beneficial ownership of these shares for purposes of Section 16(a) under the Exchange Act, or otherwise, except as to shares directly owned by Mr. Gendell or representing Mr. Gendell’s pro rata interest in, and interest in the profits of, these limited partnerships and limited liability companies. The address for Mr. Gendell is 55 Railroad Avenue, Greenwich, CT 06830.

(2)
According to a Schedule 13D/A filed on February 19, 2010, Mr. Frank Vicino Jr. beneficially owns 108,730 depositary shares of which he has sole voting and sole dispositive power for 86,750 shares, and shared voting and dispositive power over 21,980 shares. The common stock total for Mr. Vicino includes 185,673 common shares issuable upon conversion of depositary shares. The address for Mr. Vicino is 3312 NE 40th Street, Fort Lauderdale, Fl 33308.

3)
The total for Mr. Rosenbaum includes shares of common stock, as well as shares of common stock issuable upon conversion of depositary shares. The depositary shares are convertible into 102,459 shares of common stock. The address for Mr. Rosenbaum is 817 N. Calvert Street, Baltimore, MD 21202.

(4)
According to a Schedule 13G/A filed on February 13, 2012, these securities are owned by various individual and institutional investors, which T. Rowe Price Associates, Inc. (Price Associates) serves as an investment adviser with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities. The principal business address of T. Rowe Price is 100 East Pratt St., Baltimore, Maryland 21202.

(5)	Includes 5,000 common shares that may be purchased upon exercise of options under the 2000 Non Employee Director Stock Incentive Plan.
(6)
Includes 5,959 shares of common stock held by Prudential Retirement, as trustee of the Westmoreland’s 401(k) plan, 30,556 shares of common stock that may be purchased upon the exercise of options under our 2002 Plan, 60,000 shares of common stock that may be purchase upon the exercise of options under our 2007 Plan and 10,027 shares of restricted stock issued under our 2007 Plan that will vest on April 1, 2012.

(7)
Includes 4,419 shares of common stock held by Prudential Retirement, as trustee of the Westmoreland’s 401(k) plan, 7,000 shares of common stock that may be purchased upon exercise of options under our 2007 Plan and 1,911 shares of restricted stock issued under our 2007 Plan that will vest on April 1, 2012.

(8)
Includes 5,215 shares of common stock held by Prudential Retirement, as trustee of the Westmoreland’s 401(k) plan, 7,500 shares of common stock that may be purchased upon exercise of options under our 2002 Plan, 7,000 shares of common stock which may be purchased upon exercise of options under our 2007 Plan and 2,500 shares of restricted stock issued under our 2007 Plan that will vest on April 1, 2012.  In addition, beneficial ownership includes 13,878 shares of common stock owned by Mr. Kathol's wife.  Mr. Kathol expressly disclaims beneficial ownership of these securities, and this disclosure shall not be an admission that the reporting person is the beneficial owner of such securities for purposes of Section 16 or for any other purpose.

(9)
Includes 953 shares of common stock held by Prudential Retirement, as trustee of the Westmoreland’s 401(k) plan, 5,000 shares of common stock that may be purchased upon exercise of options under our 2007 Plan and 670 shares of restricted stock issued under our 2007 Plan that will vest on April 1, 2012.

(10)
Includes 4,671 shares of common stock held by Prudential Retirement, as trustee of the Westmoreland’s 401(k) plan, 7,000 shares of common stock that may be purchased upon exercise of options under our 2007 Plan and 1,500 shares of restricted stock issued under our 2007 Plan that will vest on April 1, 2012.

(11)
Includes 6,828 shares of common stock held by Prudential Retirement, as trustee of the Westmoreland’s 401(k) plan, 12,000 shares of common stock that may be purchased upon exercise of options under our 2002 Plan, 15,000 shares of common stock which may be purchased upon exercise of options under our 2007 Plan and 1,508 shares of restricted stock issued under our 2007 Plan that will vest on April 1, 2012.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers and directors and persons who own more than ten percent of a registered class of our equity securities to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the SEC and The NASDAQ Stock Market. To the knowledge of management, based solely on its review of such reports, no person who at any time during the fiscal year ended December 31, 2011, was a director, executive officer, or beneficial owner of more than ten percent of any class of equity securities of the Company failed to file on a timely basis reports required by Section 16(a) of the Securities Exchange Act of 1934 during the most recent fiscal year.

EQUITY COMPENSATION PLAN INFORMATION

At December 31, 2011, we had stock options and stock appreciation rights (“SARs”) outstanding from two stockholder-approved stock plans and one plan for non-employee directors that was not approved by stockholders. The 2000 Nonemployee Directors’ Stock Incentive Plan is the only plan not approved by stockholders and provided for the grant of stock options to non-employee directors at the time they were first elected to the Board and at the time of each subsequent re-election to the Board.  In October 2009, the Board terminated the 2000 Nonemployee Directors’ Stock Incentive Plan and several other stock-holder approved plans.  The termination of these plans does not impair the rights of any participant under any award granted pursuant to the plans.  All new equity issuances, whether to directors or officers, are made out of our stockholder-approved 2007 plan.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options (a)		Weighted Average Exercise Price of Outstanding Options (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity plans approved by security holders	199,606	(1)	$20.98	80,566	(3)
Equity plans not approved by security holders	30,000	(2)	$15.31	0
Total	229,606		$20.24	80,566
__________
(1)
Excludes SARs to acquire 100,100 shares of common stock with exercise prices above $12.75, the closing price of a share of our common stock as reported on The NASDAQ Stock Market on December 30, 2011. At December 31, 2011, 100,100 SARs were outstanding with base prices between $19.37 and $29.48.

(2)
Excludes SARs to acquire 16,067 shares of common stock with exercise prices above $12.75, the closing price of a share of our common stock as reported on The NASDAQ Stock market on December 30, 2011. At December 31, 2011, 16,067 SARs were outstanding with base prices between $23.985 and $25.14.

(3)
Number of securities remaining available for future issuance reflects the reservation of 302,033 shares for issuance to certain employees upon the completion of certain time-based vesting restrictions related to restricted stock units issued on July 1, 2009, July 1, 2010, and April 1, 2011.

COMPENSATION DISCUSSION AND ANALYSIS

Throughout its history, including over recent years, Westmoreland Coal Company has experienced major changes, requiring redefinition of our business model.  Originally focused on underground mining in the Appalachian Basin, we have since divested ourselves of all eastern mining properties and assets, moved our headquarters to Colorado and purchased six surface coal mining operations.  Since 2001, we have focused on niche coal markets where we can take advantage of long-term coal contracts and rail transportation advantages.  To understand our company and the way in which we compensate our executives, it is important to understand the business environment we have operated in over the past several years, the challenges that we have faced, and the progress we have made towards returning the company to profitability.  This understanding will provide insight into our past compensation practices and the steps we are taking to align the pay of our executives with creating long-term stockholder value.

Historical Business Environment

Our business has a high proportion of revenues, and therefore cash flows, set or limited by long-term supply contracts with a small number of customers. While these contracts provide certain long term visibility and stability, their exclusivity and terms significantly restrict our ability to react financially if there is an event which negatively impacts our customers’ ability to buy coal.  We also have ongoing responsibility for substantial post-retirement health care liabilities associated with our discontinued Appalachian Basin underground mining operations.   We had been challenged during recent history with generating sufficient cash at our operating subsidiaries to fund both the increasing costs of corporate overhead and these post-retirement liabilities.  In 2007, we hired Mr. Keith E. Alessi as Chief Executive Officer (“CEO”) at a difficult time in our history.  Since 2007, Mr. Alessi has led efforts which have successfully standardized our operations, reduced corporate overhead and post retirement costs, stabilized cash flow, provided meaningful liquidity to our balance sheet and set a new, focused strategic vision. This new vision led to the acquisition of the Kemmerer mine in January of 2012.

Fiscal 2011 – The Year in Review

Fiscal year 2011 was a year in which we improved liquidity, successfully weathered several external challenges that impacted our customers, relocated our corporate offices and ultimately announced a major acquisition. Our business model relies primarily upon long term, cost plus contracts, with a small number of large customers. During 2011, the Pacific Northwest experienced unprecedented amounts of snow that led to a prolonged hydroelectric power season. This negatively impacted our largest customer well into the summer period.  In addition, flooding associated with the high snow pack disrupted rail transportation and mining production, which resulted in a further reduction in coal sales across our northern tier mining operations. Lastly, an explosion and fire at one of our major customers in November resulted in further loss of revenue. Despite these large interruptions in our operations in 2011, we ended the year within 10% of our record adjusted EBITDA from fiscal year 2010 due to timely reaction and stringent cost management.

In February, we issued $150 million in senior secured bonds in order to refinance existing debt and to provide ourselves additional liquidity. This, combined with favorable financial results from 2010, led to the elimination of a going-concern audit opinion in our financial statements. In December, we bolstered our reserves through the acquisition of 158 million tons of coal at our Absaloka mine.  This acquisition was in line with our strategic objective of increasing coal reserves and extending mine lives at all of our operations.

In November 2011, the management team successfully relocated the corporate offices from Colorado Springs to south Denver. This move not only cut overhead costs through a reduction in office rent, lowered travel expenses and decreased consulting costs, but broadened the available pool of talent from which to draw new employees and executives and brought us geographically closer to our key business partners. By designing an office from scratch, we were able to build a new environment that reflects the core values of the company, with all offices identical in size, including the executive officers’ offices, and no executive has a corner office.  The new office atmosphere supports our overall compensation philosophy of limited perquisites and encourages a team environment.

Finally, we moved to diversify and grow the business through the execution of a Purchase and Sale Agreement with Chevron Mining Inc. for the purchase of the Kemmerer mine in Kemmerer, Wyoming.  Both of these activities demonstrated the management team’s keen attention to fulfilling the strategic plan and growth model set out by the Board of Directors in early 2011.  We announced  this transaction in December 2011 and was successfully closed in January 2012.

General Compensation Practices and Philosophy

Based on a holistic review and overhaul of the compensation program in 2010, our philosophy for total compensation packages for fiscal year 2012 is consistent with fiscal year 2011, but significantly different than in prior periods. Our prior approach was reflective of the state of the company and the need to incent management to bring the company through the difficult period of turning around its financial performance. The new compensation philosophy is forward-looking in nature and is intended to more closely align the performance of the company to that of enhancing stockholder value.

Westmoreland now bases its total compensation strategy on a moderate growth model.  As a moderate growth company, Westmoreland seeks to maintain salaries at or near peer group medians, shifts a portion of short-term incentive to long-term incentive and increases the percentage of long-term incentives as a percentage of total compensation.  Our named executive officers remain at-will employees and do not have employment agreements, including the CEO.

The Westmoreland benefits philosophy is to provide executive officers with protection and security through health and welfare, retirement, disability insurance and life insurance programs. During fiscal year 2011, the CEO and other executive officers were eligible to receive the same benefits that are generally available to other Westmoreland employees. In addition to the company-wide benefits, the Board elected to provide executive physical examinations to executive officers starting in fiscal year 2012, for which we cover the costs that are not otherwise covered under each executive officer’s chosen health plan. We believe that the executive physical is a prudent measure to help ensure the health of our executives. The executive physical benefit is a benefit generally provided by our peer companies and is available at a reasonable cost to Westmoreland.

Our compensation program is intended to retain and reward our executives and is guided by several key principles:

●	Design a program that aligns with long-term stockholder interests through the use of equity awards;
●	Target compensation is at median of peer group, with the long-term goal of bringing lower compensated executives to target levels as they continue to gain experience;
●	Link pay to performance by making a substantial portion of total executive compensation variable or “at risk” over the long-term; and
●	Provide a compensation program that emphasizes direct compensation as opposed to perquisites and other benefits.

Stock Ownership Guidelines and Clawback Policies

In order to better align the interests of our executive management team with the interests of our stockholders and to promote our commitment to sound corporate governance, the Compensation and Benefits Committee approved stock ownership guidelines in 2011. The executive management team is expected to be in compliance with these guidelines within five years of becoming subject to the policy.  The ownership requirement for our executive officers is calculated as a multiple of base salary as follows:

Executive Level	Multiple of Base Salary
CEO	3.0	x
COO	2.0	x
CFO, EVP and SVP	1.5	x
Other executive officers	1.0	x

At this time, the Committee has not adopted a clawback policy for the executive management team.  While in full support of such a policy, the Compensation and Benefits Committee is waiting for more formal guidance from the Securities and Exchange Commission in response to the recent Dodd Frank legislation before adoption and implementation of a formal policy.

Compensation Methodology

Peer Comparisons and Survey Data

Our peer group is based on criteria that represent the characteristics that define the markets in which we compete for talent, rather than simply the markets in which we compete for business. In creating our peer group, we noted that there are very few comparably-sized publicly-traded coal companies to align ourselves with for comparative purposes. In addition, a third of our executive team comes from segments other than mining. With these and other factors in mind, we identified two characteristics that we believe would have the greatest influence on how we perform, as well as on the leadership talent that we need to drive outstanding performance.  First, we are capital-intensive and second, we maintain long-term contracts as part of the business relationship that is established with customers.  Based on such characteristics, we identified the below peer group for 2011 with the assistance of the compensation consultant engaged by the Compensation and Benefits Committee.  The companies included in the peer group differ from those listed in the indices used to prepare our stock price performance graph, which can be found in our 2011 Annual Report to Stockholders. We believe that the peer group listed below, when used in conjunction with third-party compensation survey information, enables us to provide an accurate assessment of market practices for the compensation of our executive management team.

Name	FY 2010 Net Income in Millions ($)	FY 2010 Revenues in Millions ($)
Atwood Oceanics	272	645
Calgon Carbon Corp.	35	482
Drew Industries Inc.	28	573
Dril-Quip Inc.	102	566
Forward Air Corp.	32	484
Genessee & Wyoming Inc.	79	630
Gulf Island Fabrication Inc.	13	248
Hecla Mining Co.	49	419
Heico Corp.	55	617
Hornbeck Offshore Services Inc.	36	421
Horsehead Holding Corp.	25	382
James River Coal Co.	78	701
Pioneer Drilling Co.	-33	487
Stillwater Mining Co.	50	556
Superior Well Services Inc.	-80	399
Union Drilling Inc.	-16	193
Unit Corp.	146	872

Westmoreland Coal Company	0	506

In 2011, we used Economic Research Institute and CompAnalyst market data as additional comparison points. Total market data was compared with individual pay for each position, and “compra-ratios” were determined. Compra-ratios are an individual’s current salary divided by the reference point of the market data. For example, if an individual’s salary is $125,000 and the mid-point of the market data for that position was $100,000, the compra-ratio for that individual would be 125%, meaning such person is earning 25% more than the average of the market.

Internal Pay Equity

The Committee considers internal pay equity when making compensation decisions for the executive management team. However, the Committee does not use a fixed ratio or formula when comparing compensation among executive officers. Our CEO is compensated at a higher level than other executive officers due to his significantly greater level of experience, accountability and responsibility.  Mr. Alessi’s total cash compensation was 3.5 times greater than the average of our four other named executive officers in 2011. We feel that Mr. Alessi’s cash compensation for 2011 as compared to the other named executive officers is appropriate based on his significant role in leading the team to meet the Board’s strategic objectives for 2011.  Our next highest paid named executive officer makes 1.45 times our lowest paid named executive officer.  We believe such internal pay equity highlights the reasonableness of the dispersion of pay to our named executive officers.

Compensation Administration and the Role of Management in Determining Executive Compensation

The Compensation and Benefits Committee establishes overall compensation strategy to ensure that our executives are rewarded appropriately and that executive compensation supports our business strategy and objectives. At the beginning of the calendar year, each executive sets personal performance goals, which are approved by the CEO for the executive team and by the Compensation and Benefits Committee for the CEO, targeted to positively influence stockholder value.  At the end of the calendar year, performance is evaluated by the CEO, for the other named executive officers, and by the Board, for the CEO, against the established goals and individual accomplishments during the year.  The Compensation and Benefits Committee reviews and approves the compensation, including base salaries, annual incentives, long-term incentives, and other benefits, of our named executive officers. The Compensation and Benefits Committee also reviews and approves the compensation for other key executives who are not identified in this report.  The annual incentive bonuses are paid out during the first quarter of the calendar year while increases to base salaries occur at the beginning of the second quarter.  Long-term equity incentives, which are based on management tiers, were awarded on April 1, 2011.

While the Compensation and Benefits Committee has the responsibility to monitor and approve all compensation for our named executive officers, management also plays an important role in determining executive compensation. At the Compensation and Benefits Committee’s request, management recommends appropriate company-wide and mine and power financial and non-financial performance goals. After review and discussion, the Compensation and Benefits Committee adopts performance goals for the coming year.  Management works with the Compensation and Benefits Committee to establish the agenda and prepare information for each Compensation and Benefits Committee meeting. In addition, the CEO assists the Compensation and Benefits Committee by providing his evaluation of the performance of the executive officers who report directly to him, and recommending compensation levels for such officers. The Compensation and Benefits Committee also has a process for soliciting from the CEO an assessment of his own performance, which in conjunction with each director’s independent analysis of the CEO’s performance, is used to assist the Compensation and Benefits Committee and the Board in their evaluation of the CEO’s performance.  The CEO is not present during the Compensation and Benefits Committee and Board review and assessment of the CEO’s performance evaluation.

Role of Compensation Consultants

The Compensation and Benefits Committee originally retained Buck Consulting in February 2010 to serve as the Compensation and Benefits Committee’s compensation consultant to assist the Compensation and Benefits Committee in thoroughly reviewing our executive compensation program for future periods.  Buck Consulting continued to provide guidance to the Compensation and Benefits Committee in 2011 and early 2012 in determining the total compensation packages for executive management.

Components of the Executive Compensation Program for 2011

Throughout this Compensation Discussion and Analysis, the individuals who served as Chief Executive Officer and Chief Financial Officer during fiscal year 2011, as well as the other individuals included in the “Summary Compensation Table” on page 27 of this proxy statement, are referred to as the “named executive officers.” They are (i) Keith Alessi, our President and Chief Executive Officer, (ii) Kevin Paprzycki, our Chief Financial Officer and Treasurer, (iii) Doug Kathol, our Executive Vice President, (iv) Joseph Micheletti, our Senior Vice President – Coal Operations, (v) Mike Kegley, our General Counsel – Mining and Operations, and (vi) John O’Laughlin, our former Senior Vice President – Coal Operations. Effective as of February 21, 2011, John O’Laughlin accepted a new position with us as Vice President – Strategic Sourcing and Asset Management. This new role is not an executive officer position.

Our executive compensation program consists of three main elements:

Base Salary

In determining base salaries, each executive’s role and responsibility, applicable experience, unique skills, past performance, future potential with us, and peer group data are considered.  In addition, the Compensation and Benefits Committee considers compra-ratios, which are salary data for similar positions in the same pay grade, allowing the Compensation and Benefits Committee to evaluate internal equity. A matrix, which is utilized for all employees and includes our named executive officers, allows the Compensation and Benefits Committee to approve recommended base pay increases out of the available merit pool, which was set at 3.0% for 2012.  For example, an outstanding performing executive who has a low compra-ratio, such as 75%, would be eligible for a 4.5% merit increase, while, conversely, a lower performing executive with a high compra-ratio, such as 125%, would generally not be eligible for a merit increase.  The Compensation and Benefits Committee has the discretion to grant salary adjustments above the percentage recommended by the matrix to take into account external peer group data. Individual increases to base salary are not guaranteed for our named executive officers and are provided only at the discretion of the Compensation and Benefits Committee after a review of an individual’s performance and relevant market data.

	2011 Base Salaries for Named Executive Officers

Name	Position	Base Salary
Keith E. Alessi	CEO and President	$600,000
Douglas P. Kathol	Executive Vice President	$280,500
Kevin A. Paprzycki	Chief Financial Officer and Treasurer	$245,000
Joseph E. Micheletti(1)	Senior Vice President – Coal Operations	$145,583/ $225,000
Morris W. Kegley	General Counsel – Mining and Operations	$224,298
John V. O’Laughlin(2)	Senior Vice President – Coal Operations	$225,508
__________
(1)
Mr. Micheletti’s base salary was set at $145,583 through May of 2011 in his role as General Manager of the Jewett mine. In May of 2011, Mr. Micheletti’s base salary was increased to $225,000 to reflect his promotion to Senior Vice President – Coal Operations.

(2)
John O’Laughlin served as our Senior Vice President – Coal Operations through February 21, 2011. Effective as of February 21, 2011, Mr. O’Laughlin accepted a new position with us as Vice President – Strategic Sourcing and Asset Management.

Annual Incentive Compensation

The annual incentive plan is intended to provide variable compensation awarded for performance based on the achievement of strategic goals and objectives.  The incentive pay is based on financial performance and personal performance, while executives with direct mining operational responsibility also have a safety component.  If the thresholds for the financial and safety components are not met, then no payout is made for that particular component. The annual incentive plan goals for fiscal year 2011 were set by the Compensation and Benefits Committee in February 2011 and encompassed the following:

GOAL	COMPONENTS	PERCENT OF TOTAL
Financial
Goal: Depending on the executive, annual budgeted operating income and free cash flow of Westmoreland Coal Company and/or maximizing contract incentives of certain mines
●    50% payout upon meeting 80% of goal (threshold)
●    100% payout upon meeting 100% of goal (target)
●    200% payout upon meeting 120% of goal (maximum)
● 40% for mine operational executives ● 60% for corporate office executives
Safety
Goal: Annual National Mine Safety and Health Administration (MSHA) average for reportable incident rate for surface mines in the coal industry
●    50% payout upon meeting 100% of goal (threshold)
●    100% payout upon meeting 125% of goal (target)
●    200% payout upon meeting 150% of goal (maximum)
● 30% for mine operational executives ● Not applicable for corporate executives
Individual
The percentage payout is evaluated on achievement of certain individual goals established between the executive and the CEO (or, in the case of the CEO, between him and the Board) and will be based on the executive’s overall performance. An executive may receive greater than 100% payout for the individual goal based on exemplary performance, as approved by the Compensation and Benefits Committee, or in the case of the CEO, by the Board.  The Board has great flexibility in exercising discretion relating to the individual AIP component and has the ability to reward executives based on the results of the year, notwithstanding that a particular executive did not meet the specific goal laid out at the beginning of the year. For example, for 2011 AIP payout, the Board took into account exemplary work on the Kemmerer transaction that was not part of the individual goals that were set in early 2011.
● 30% for mine operational executives ● 40% for corporate office executives

Target vs. Actual Annual Incentive Bonuses Paid for 2011 Performance for Named Executive Officers

Name	Percentage of Base Salary Earned in 2011	Target Total Cash Incentive Bonus	Percentage of Target Individual Bonus Approved	Percentage of Target Financial Bonus Approved(2)	Percentage of Target Safety Bonus Approved(3)	Total Cash Bonus
Keith E. Alessi	100%	$588,460	134%	100%	NA	$668,460
Douglas Kathol	40%	$109,577	214%	100%	NA	$159,577
Kevin A. Paprzycki	35%	$83,202	250%	100%	NA	$133,202
Joseph E. Micheletti(1)	30%/ 35%	$63,578	362%	116%	94%/ 189%	$128,546
Morris W. Kegley	30%	$65,448	151%	113%	NA	$81,425
John V. O’Laughlin(4)	30%	$66,351	85%	113%	NA	$64,524
__________
(1)	In May of 2011, Mr. Micheletti was promoted to Senior Vice President – Coal Operations. As such, his percentage of AIP payout was increased from 30% to 35%.
(2)
In 2011, the annual budgeted operating income goal and free cash flow goal for Westmoreland Coal Company was $27.510 million and $20.487 million, respectively. The 2011 actual operating income and free cash flow was $16.067 million and $26.789, respectively.  The weighted actual performance for corporate financial was 100% of goal, resulting in 100% financial payout. The mine level financial goal was based on maximizing contract incentives.  The consolidated performance of the mines for Mr. Kegley equated to a 123% payout and the consolidated performance of the mines for Mr. Micheletti was 124% payout. Messrs. Alessi, Kathol, Paprzycki and Micheletti had the entirety of their financial goal based on the corporate operating income and free cash flow measures. However, Mr. Kegley’s financial portion of the AIP was based 30% on corporate financial and 40% on certain mines maximizing contract incentives.

(3)
In 2011, the average national reportable incident rate was 1.95, which is a calculation based on total hours worked and reportable incidents.  In 2010, the average reportable incident rate for Texas was 1.52 and for the mines Mr. Micheletti oversaw as Senior Vice President – Coal Operations was 1.03.

(4)	Mr. O’Laughlin’s Target Total Cash Incentive Bonus is based on both actual earnings and earnings through our short-term disability program.

Long-Term Incentive

Long-term incentive awards are designed to align the interests of our executives with those of our stockholders.  On April 1, 2011, we issued time-based restricted stock units with a three-year vest and performance-based restricted stock units with a three-year cliff vest on April 1, 2011. The performance-based restricted stock units vest upon the achievement of a preset three-year cumulative free cash flow measure. The number of shares issued was based on a percentage of the executive’s base salary divided by the stock price on the date of grant.

Long-Term Incentive Awards for Named Executive Officers for 2011

Name	Percentage of Base Salary		Number of Time-Based RSUs	Number of Performance-Based RSUs	Grant Date Fair Value of RSUs
Keith E. Alessi	150%		30,081	30,080	$900,009
Douglas P. Kathol	80%		7,500	7,500	$224,400
Kevin A. Paprzycki	70%		5,733	5,732	$171,516
Joseph E. Micheletti	40	%(1)	2,010	2,010	$60,139
Morris W. Kegley	60%		4,500	4,498	$134,610
John V. O’Laughlin	60%		4,524	4,522	$135,328
__________
(1)
Mr. Micheletti’s long-term incentive award was based on his role as mine manager of the Jewett mine.  In 2012, his long-term incentive award will be based on this current position as Senior Vice President – Coal Operations and will represent 70% of his base salary.

Post-Employment Benefits

We have a severance policy that provides, under certain circumstances, our executives with twelve months of base pay, in addition to nine months of outplacement assistance and 12 months of health benefits at the same cost share as active employees.  Payment under the severance policy is triggered upon the following events: involuntary termination that is not for cause, such as a layoff; the sale of a facility or division, such as the sale of a specific mine; or a position being relocated by at least fifty miles. Except for this severance policy, we do not guarantee or provide any other cash compensation or benefits to our executives upon their departure from Westmoreland. For full walk-away amounts for each of our named executive officers upon the happening of certain events, such as involuntary termination without cause or change-in-control, see “EXECUTIVE COMPENSATION FOR 2011-Potential Payments upon Termination or Change-in-Control” below.

Federal Income Tax and Other Consequences

Under Section 162(m) of the Internal Revenue Code, we may not be able to deduct certain forms of compensation in excess of $1,000,000 paid per year to our named executive officers who are employed by us at year-end. The Compensation and Benefits Committee believes that it is generally in our best interest to satisfy the requirements for deductibility under Internal Revenue Code Section 162(m). Accordingly, the Compensation and Benefits Committee has taken appropriate actions, to the extent it believes feasible, to preserve the deductibility of annual incentive and long-term performance awards. However, notwithstanding this general policy, the Compensation and Benefits Committee also believes that there may be circumstances when our interests are best served by maintaining flexibility in the way compensation is provided, whether or not compensation is fully deductible under Internal Revenue Code Section 162(m). Accordingly, we reserve the authority to award non-deductible compensation in appropriate circumstances. Further, because of ambiguities and uncertainties as to the application and interpretation of Section 162(m) and the regulations issued thereunder, no assurance can be given, notwithstanding our efforts, that compensation intended by us to satisfy the requirements for deductibility under Section 162(m) does in fact do so.

2012 Compensation Program

As illustrated in the graph below, we believe that performance and equity-based compensation should increase as a percentage of total direct compensation as salary grade levels and responsibility increases.  As such, for 2012, the CEO and the COO have the highest percentage of total compensation at risk through both the annual and long-term incentive opportunities.

CEO
Base Salary
29%
At Risk
71%

President and COO
Base Salary
33%
At Risk
67%

CFO and SVP - Coal Ops
Base Salary
49%
At Risk
51%

Executive Vice President
Base Salary
45%
At Risk
55%

As approved by the Compensation and Benefits Committee and, for the CEO, by the Board, the following table illustrates the total targeted compensation packages for the projected named executive officers for 2012.

Name	Position	Base Salary	Targeted AIP	Targeted LTIP	Targeted Total Compensation
Keith E. Alessi	CEO	$700,000	100%	150%	$2,450,000
Robert P. King	President and COO	$425,000	100%	100%	$1,275,00
Douglas P. Kathol	Executive Vice President	$287,513	40%	80%	$632,528
Kevin A. Paprzycki	CFO and Treasurer	$260,000	35%	70%	$533,000
Joseph E. Micheletti	SVP – Coal Operations	$231,750	35%	70%	$475,088

Summary of Named Executive Officer Compensation for 2011

Keith E. Alessi:  President and Chief Executive Officer

Total Cash Received for 2011	2011 Base Salary	Bonus for 2011	# of RSUs / Grant Date Fair Value of 2011 RSUs
$1,256,920	$600,000	$668,460	60,161 RSUs/ $900,009

Base Salary

For 2012, the Board increased Mr. Alessi’s base salary to $700,000, which puts this component of compensation near 75% of the peer group.  The Board reviewed Mr. Alessi’s compensation history and comparative data from the Company’s peer group, noting that his base salary had not increased since he joined the Company in 2007. The Board feels that this new base salary is appropriate given Mr. Alessi’s experience and past performance meeting strategic goals.

Annual Incentive Compensation

Financial Component: The financial component was based on budgeted operating income and free cash flow at the consolidated corporate level. The weighted actual performance for these corporate financial goals was 100%, resulting in 100% financial payout.

Individual Component: The Compensation and Benefits Committee recommended and the Board approved a 134% individual performance payout for Mr. Alessi for his performance in 2011.  The non-employee directors of the Board reviewed and provided feedback on Mr. Alessi’s strategic effectiveness, business management, talent management and personal effectiveness.  Mr. Alessi was provided above average ratings in all categories by the directors. The Board made particular note of his major accomplishments in 2011, including exemplary leadership of the $150.0 million note issuance, successful reserve acquisition, relocation of the corporate office, successful Kemmerer bid and management of the extended hydro electric power season, subsequent floods and customer plant outage.

Safety Component:  Not applicable.

Long-Term Incentive Compensation

For fiscal year 2011, Mr. Alessi was awarded long-term equity at a targeted 150% of base salary, which is at a substantially higher tier than the other named executive officers.  The Board felt such grant was warranted due to Mr. Alessi’s direct responsibility for overseeing the entire organization, as well as direct responsibility for our company’s profits and losses.  The Board and Mr. Alessi felt strongly that his compensation should be directly tied to that of the stockholders and our overall financial results.

Douglas Kathol: Executive Vice President

Total Cash Received for 2011	2011 Base Salary	Bonus for 2011	# of RSUs / Grant Date Fair Value of 2011 RSUs
$433,519	$280,500	$159,577	15,000 RSUs/ $224,400

Base Salary

For 2012, the Compensation and Benefits Committee increased Mr. Kathol’s base salary to $287,513 effective April 1, 2012, which puts this component of compensation near the 25% of the peer group.

Annual Incentive Compensation

Financial Component: The financial component was based on budgeted operating income and free cash flow at the consolidated corporate level. The weighted actual performance for these corporate financial goals was 100%, resulting in 100% financial payout.

Individual Component:  Management proposed and the Committee approved a 214% individual performance payout for Mr. Kathol due to efforts in meeting our strategic goal of growth through acquisition.  Mr. Kathol played a key role in our successful bid for the Kemmerer Mine. In addition, Mr. Kathol helped grow the business through the acquisition of additional reserves and the execution of new coal sales contracts.

Safety Component:  Not applicable.

Long-Term Incentive Compensation

For fiscal year 2011, the Compensation and Benefits Committee awarded Mr. Kathol 15,000 restricted stock units representing 80% of his base salary, which is the second largest equity grant on the executive team.  The Compensation and Benefits Committee felt this award appropriate given Mr. Kathol’s direct operational responsibilities and to incentivize Mr. Kathol to make decisions that will create and sustain stockholder value.

Relocation

Mr. Kathol was offered a relocation package when the corporate office relocated from Colorado Springs to South Denver due to the distance from his house to the new office location.  The Company paid $59,943 in 2011 primarily towards final moving expenses, transportation of household goods, temporary living expenses, and a miscellaneous allowance of one-month’s salary.

Kevin A. Paprzycki:  Chief Financial Officer and Treasurer

Total Cash Received for 2011	2011 Base Salary	Bonus for 2011	# of RSUs / Grant Date Fair Value of 2011 RSUs
$370,922	$245,000	$133,202	11,465 RSUs/ $171,516

Base Salary

The Compensation and Benefits Committee approved Mr. Paprzycki’s new base salary for 2012 in line with peer group data, bringing his base salary to $260,000 effective as of April 1, 2012.  This increase in base salary brings this component of compensation to near 25% of peer group data.

Annual Incentive Compensation

Financial Component: The financial component was based on budgeted operating income and free cash flow at the consolidated corporate level. The weighted actual performance for these corporate financial goals was 100%, resulting in 100% financial payout.

Individual Component: Management proposed and the Compensation and Benefits Committee approved a 250% individual performance payout for Mr. Paprzycki. Mr. Paprzycki made significant strides in enhancing the Treasury function and implemented new financial reporting systems to greatly simplify and expedite forecast measures. The Compensation and Benefits Committee also recognized Mr. Paprzycki in providing critical modeling and financial data for the successful Kemmerer Mine bid.

Safety Component:  Not applicable.

Long-Term Incentive Compensation

For fiscal year 2011, the Compensation and Benefits Committee awarded Mr. Paprzycki 11,465 restricted stock units, which reflected the target percentage award from his set tier.

Joseph E. Micheletti: Senior Vice President – Coal Operations

Total Cash Received for 2011	2011 Base Salary	Bonus for 2011	# of RSUs / Grant Date Fair Value of 2011 RSUs
$320,282	$145,583/$225,000(1)	$128,546	4,020 RSUs/ $60,139
__________
(1)
Mr. Micheletti’s base salary was set at $145,583 through May of 2011 while in his role as President and General Manager of the Jewett Mine. In May of 2011, Mr. Micheletti’s base salary was increased to $225,000 to reflect his promotion to Senior Vice President – Coal Operations.

Base Salary

For 2012, the Compensation and Benefits Committee increased Mr. Micheletti’s base salary to $231,750 effective April 1, 2012, which puts this component of compensation below the 25% of the peer group, but commensurate with his limited time in this new role.

Annual Incentive Compensation

Financial Component:  Mr. Micheletti’s financial component was based partially on his time as President and General Manager of the Jewett Mine and partially on his time as Senior Vice President – Coal Operations.  The portion of his financial component tied to his role as President and General Manager was based on the Jewett mine maximizing contract incentives and was paid out at 100%. The portion of his financial component tied to his role as Senior Vice President – Coal Operations was based on the weighting of the five mine’s performance relative to maximizing contract incentives and/or operating income and was paid out at 124%.

Individual Component:  Management proposed and the Compensation and Benefits Committee approved a 362% individual performance payout for Mr. Micheletti. The Committee recognized Mr. Micheletti’s key role in the assisting the team in putting together a successful bid for the Kemmerer Mine. Additionally, Mr. Micheletti successfully assisted mine-level management in maximizing contract incentives and in replacing bonding collateral at the Jewett Mine.

Safety Component:  Mr. Micheletti’s safety component was based partially on his time as President and General Manager of the Jewett Mine and partially on his time as Senior Vice President – Coal Operations.  The portion of his safety component tied to his role as President and General Manager was based on the Jewett mine’s reportable incident rate relative to the national average for surface mines and paid out at 94%.  With direct operational responsibility for all of our mines as Senior Vice President – Coal Operations, Mr. Micheletti’s safety component payout in such role was based upon an average of reportable incident rates at all mine locations. In 2011, the average national reportable incident rate was 1.95, which is a calculation based on total hours worked and reportable incidents.  In 2011, the average reportable incident rate for the mines Mr. Micheletti oversaw was 1.03, which is significantly less than the national average. This phenomenal safety record correlated into a 189% safety component payout.

Long-Term Incentive Compensation

For fiscal year 2011, Mr. Micheletti was awarded 4,020 restricted stock units, which is a higher tier award than other vice presidents.  The Compensation and Benefits Committee felt such higher tier level was warranted due to Mr. Micheletti’s direct responsibility for overseeing more employees than any other named executive officer, direct responsibility for a large portion of our company’s profits and losses, and his direct operational responsibility for all mining operations.

Relocation

Mr. Micheletti was offered a relocation package as part of his promotion to Senior Vice President – Coal Operations to cover his move from Texas to Montana.  The Company paid $27,122 in 2011 primarily towards a home finding trip (up to a maximum of six days), temporary living expenses, and a miscellaneous allowance of one-month’s salary.  Mr. Micheletti will incur additional expenses in 2012 to include his final moving expenses, transportation of household goods, and home purchase closing costs.

Morris W. Kegley:  General Counsel – Mining and Operations

Total Cash Received for 2011	2011 Base Salary	Bonus for 2011	# of RSUs / Grant Date Fair Value of 2011 RSUs
$299,585	$224,298	$81,425	8,998 RSUs/ $134,610

Change in Role

On February 29, 2012, the Board determined that the roles and responsibilities of Mr. Kegley no longer require that he be considered an executive officer of the Company for reporting purposes under the rules and regulations of the Securities and Exchange Commission.

Annual Incentive Compensation

Financial Component: The financial component for Mr. Kegley was based 30% on budgeted operating income and free cash flow at the consolidated corporate level and 40% on the four major mines maximizing contract incentives and/or operating income. The weighted actual performance for the corporate financial goals was 100%, resulting in 100% financial payout for that portion, while the mine-level goal paid out at 123%.

Individual Component: Management proposed and the Compensation and Benefits Committee approved a 151% individual performance payout for Mr. Kegley.  Mr. Kegley provided invaluable assistance in the review of land and coal supply agreements in anticipation of the Kemmerer Mine bid. Additionally, Mr. Kegley played an integral role in the acquisition of new reserves at our Absaloka Mine.

Safety Component:  Not applicable.

Long-Term Incentive Compensation

For fiscal year 2011, the Committee awarded Mr. Kegley 8,998 restricted stock units based on his placement in the 60% long-term incentive tier, as discussed above.

John V. O’Laughlin: Former Senior Vice President – Coal Operations

Total Cash Received for 2011	2011 Base Salary	Bonus for 2011	# of RSUs / Grant Date Fair Value of 2011 RSUs
$285,695	$225,508	$64,524	9,046 RSUs/ $135,328

Change in Role

On February 21, 2011, Mr. O’Laughlin accepted a new position with us as Vice President – Strategic Sourcing and Asset Management.  The Board determined that the roles and responsibilities of Mr. O’Laughlin in this new position no longer require that he be considered an executive officer of the Company for reporting purposes under the rules and regulations of the Securities and Exchange Commission.

Annual Incentive Compensation

Financial Component: The financial component for Mr. O’Laughlin was based 30% on budgeted operating income and free cash flow at the consolidated corporate level and 40% on the four major mines maximizing contract incentives and/or operating income. The weighted actual performance for the corporate financial goals was 100%, resulting in 100% financial payout for that portion, while the mine-level goal paid out at 123%.

Individual Component: Management proposed and the Compensation and Benefits Committee approved a 85% individual performance payout for Mr. O’Laughlin.

Long-Term Incentive Compensation

For fiscal year 2011, the Committee awarded Mr. O’Laughlin 9,046 restricted stock units based on his placement in the 60% long-term incentive tier, as discussed above.

EXECUTIVE COMPENSATION FOR 2011

Summary Compensation Table

The following tables set forth information regarding the fiscal 2011 compensation for our Chief Executive Officer, Chief Financial Officer, our other three most highly compensated executive officers who were serving as executive officers at the end of fiscal 2011, and one additional individual for whom disclosure would have been provided but for the fact that the individual was not serving as an executive officer at the end of fiscal 2011 (collectively, our “named executive officers”). Columns required by SEC rules are omitted where there is no amount to report. The table also sets forth information regarding the fiscal 2009 and/or fiscal 2010 compensation for those individuals who were also named executive officers in fiscal 2009 and/or fiscal 2010.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	Change in Pension Value Earnings ($)	All Other Compenation ($)(3)(5)	Total ($)
Keith E. Alessi(6) CEO and President	2011	588,460	—	900,009	668,460	8,027	16,572	2,181,528
	2010	492,305	—	884,775	482,239	4,004	16,572	1,879,895
	2009	588,461	350,000	245,100	370,731	20,044	16,643	1,590,979
Kevin A. Paprzycki CFO and Treasurer	2011	237,720	—	171,516	133,202	14,478	16,369	573,285
	2010	213,948	—	72,309	101,994	5,907	16,202	410,360
	2009	213,077	—	45,752	38,354	3,599	12,467	313,249
Douglas P. Kathol Executive Vice President	2011	273,942	—	224,400	159,577	31,893	76,515	766,327
	2010	248,392	—	119,996	134,806	16,409	16,444	536,047
Joseph E. Micheletti SVP – Coal Operations	2011	191,736	—	60,139	128,546	57,061	53,194	483,826
Morris W. Kegley General Counsel	2011	218,160	—	134,610	81,425	23,535	16,231	473,961
	2010	196,752	—	53,283	93,779	13,398	16,199	373,411
	2009	213,463	—	45,752	76,847	38,224	12,472	386,758
Former Named Executive Officers
John V. O’Laughlin(4) VP – Coal Operations	2011	221,171	—	135,238	64,524	54,827	16,283	492,043
	2010	224,239	—	79,900	66,465	28,987	16,274	415,865
	2009	225,222	—	68,628	80,535	(5,611)	12,552	381,326
__________
(1)
Amounts in these columns represent the aggregate grant date fair value of the equity awarded calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 – Share-Based Payment.  These columns were prepared assuming none of the awards will be forfeited.  Additional information is set forth in the “Grants of Plan-Based Awards” table below. Details regarding the 2011, 2010 and 2009 stock awards that are outstanding as of December 31, 2011 may be found in the “2011 Outstanding Equity Awards At Fiscal Year-End” table below. A more detailed discussion of the assumptions used in the valuation of stock awards made in fiscal year 2011 may be found in the Notes to the Financial Statements in the Company’s Form 10-K for the year ended December 31, 2011.

(2)	Represents the cash bonus awarded under our Annual Incentive Plan, a discretionary performance-based award made in the first quarter of each fiscal year for performance in the prior fiscal year.
(3)
“All Other Compensation” for 2011 includes reimbursements and payments for our contributions to the Westmoreland’s 401(k) plan and life insurance premiums. We contributed $14,700 in matching contributions to the 401(k) plan on behalf of each named executive officer.  Our 401(k) match program provided for a match of total cash compensation earned in 2011 up to a maximum allowable cash compensation of $245,000 equaling 6% of total cash compensation. We paid life insurance premiums of $1,872, $1,669, $1,872, $1,346, $1,531 and $1,583 during 2011 for Messrs. Alessi, Paprzycki, Kathol, Micheletti, Kegley, and O’Laughlin respectively.

(4)	Mr. O’Laughlin served as our SVP – Coal Operations through the end of February 2011.
(5)
“All Other Compensation” for 2011 also includes $59,943 and $27,122 for Messrs. Kathol and Micheletti, respectively, for relocation of their home.  Mr. Kathol was eligible for relocation under our Relocation Policy upon the move of the office from Colorado Springs to Englewood, Colorado.  Upon Mr. Micheletti accepting the position of Senior Vice President – Coal Operations, he was eligible for relocation under the Relocation Policy for his move from Texas to Montana.

(6)	Mr. Alessi does not receive any additional compensation for his services as a director.

Components of Total Compensation

We believe in compensating our executive officers with a mix of both base salary and at risk compensation made up of cash and equity.  For a thorough discussion of our compensation components and the percentage of at risk compensation, see “Components of the Executive Compensation Program for 2011” in the Compensation Discussion and Analysis section above.

Non-Equity Incentive Plan Compensation

Non-equity incentive plan compensation amounts are annual cash incentives under our Annual Incentive Plan (“AIP”). The AIP is funded based on various components, which are unique to each named executive officer, and may include our annual budgeted operating income performance, annual budgeted free cash flow, maximizing contract incentives at specific mines, MSHA average for reportable incident rate for surface mines in the coal industry, and individual performance goals, all of which are discussed above in “Compensation Discussion and Analysis.”

Equity Awards

Values for stock grants in the summary compensation table and numbers included in the grants of plan-based awards table relate to restricted stock and restricted stock units granted to the named executive officers under our stockholder-approved 2007 plan. The plan is administered by the Compensation and Benefits Committee, which has retained the exclusive authority to make awards under the plan. The committee approves all long-term incentive grants to executive officers other than the CEO, whose grants are approved by the Board. The committee also approves the overall grant pool for all other participants. The primary purpose of the long-term incentive plan is to link compensation with the long-term interests of stockholders. Time-based restricted stock units, representing 50% of the total award, granted to the named executives officers on April 1, 2011 vest over three years beginning 12 months from the grant date, with 33% of the shares becoming vested and available for release at that time, and an additional 33% vesting and becoming available for release on each successive anniversary of the grant date. Full vesting occurs on the third anniversary of the grant date. Performance-based restricted stock units, representing 50% of the total award, were also granted on April 1, 2011 and will cliff vest on April 1, 2014 upon achievement of a three-year cumulative free cash flow amount that was set by the Compensation and Benefits Committee in early 2011. Awards not yet released are forfeited upon separation.

2011 Grants of Plan-Based Awards

			Estimated Future Payouts Under Equity Incentive Plan Awards(1)
Name	Grant Date	Approval Date by Committee/ Board	Threshold (#)	Target (#)	Maximum (#)	All Other Stock Awards(#)(1)	Grant Date Fair Value of Stock Awards($)(1)
Keith E. Alessi	4/01/2011	3/09/2011	15,040	30,080	45,120	30,081	900,009
Kevin A. Paprzycki	4/01/2011	2/08/2011	2,866	5,732	8,598	5,733	171,516
Douglas P. Kathol	4/01/2011	2/08/2011	3,750	7,500	11,250	7,500	224,400
Joseph Micheletti	4/01/2011	2/08/2011	1,005	2,010	3,015	2,010	60,139
Morris W. Kegley	4/01/2011	2/08/2011	2,249	4,498	6,747	4,500	134,610
John V. O’Laughlin	4/01/2011	2/08/2011	2,261	4,522	6,783	4,524	135,238
__________
(1)
The 2011 LTIP award granted by the Compensation and Benefits Committee on February 8, 2011 to all named executive officers, except Mr. Alessi, whose grant was approved by the Board on March 9, 2011, and consisted of time-based restricted stock units with a three-year vest and performance-based restricted stock units with a three-year cliff vest issued out of the 2007 plan with a grant date of April 1, 2011.  The grant date fair value on April 1, 2011 was $14.96 per share.

2011 Outstanding Equity Awards at Fiscal Year-End

	Option Awards			Stock Awards
Name	Securities Underlying Unexercised Options(#) Exercisable	Option Exercise Price ($)	Option Expiration Date	Units that have not vested (#)(1)	Market value of units that have not vested as of 12/30/11($)(2)	Unearned units that have not vested (#)(3)	Market value of unearned units that have not vested as of 12/30/11($)(2)
Keith E. Alessi	30,556	24.12	5/02/17
	60,000	21.40	7/01/18
				10,000	127,500
				39,850	508,088
				30,081	383,533
						30,080	383,520
Kevin A. Paprzycki	2,500	29.48	6/05/16
	1,900	24.41	7/01/16
	7,000	21.40	7/01/18
				1,867	23,804
				5,944	75,786
				5,733	73,096
						5,732	73,083
Douglas P. Kathol	7,500	16.17	8/18/13
	6,700	19.37	7/01/14
	6,700	20.98	7/01/15
	4,300	24.41	7/01/16
	7,000	21.40	7/01/18
				1,867	23,804
				9,864	125,766
				7,500	95,625
						7,500	95,625
Joseph E. Micheletti	5,000	21.40	7/01/18
				1,067	13,604
				2,504	31,926
				2,010	25,628
						2,010	25,628
Morris W. Kegley	1,900	24.41	7/01/16
	7,000	21.40	7/01/18
				1,867	23,804
				4,380	55,845
				4,500	57,375
						4,498	57,350
John V. O’Laughlin	4,700	12.86	6/24/12
	3,650	18.08	6/30/13
	3,650	17.80	12/31/13
	9,800	19.37	7/01/14
	14,600	20.98	7/01/15
	9,900	24.41	7/01/16
	15,000	21.40	7/01/18
				2,800	35,700
				6,568	83,742
				4,524	57,681
						4,522	57,656
__________

(1)
Awards in this column consist of restricted stock units with a grant dates of July 1, for both 2009 and 2010 and April 1, 2011. Awards of restricted stock units vest in thirds over a three-year period beginning on the first anniversary of the date of grant. To the extent vested, these units are reflected in the “Stock Vested in 2011” table below.

(2)
The market value of the awards of restricted stock units that have not yet vested was determined by multiplying the closing price of a share of common stock on December 30, 2011 ($12.75) by the number of shares.

(3)
Awards in this column consist of performance-based restricted stock units with a grant date of April 1, 2011. These awards pay out at Threshold, Target and Maximum depending on the achievement of a free cash flow metric designated by the Compensation and Benefits Committee in 2011. Upon achievement of the performance goal on April 1, 2014, these awards cliff vest.  If performance is not achieved, all awards will forfeit.

Stock Vested in 2011

Name	Shares Acquired on Vesting(#)	Stock Value Realized on Vesting($)(1)
Keith E. Alessi	10,000	179,800
	19,925	358,251
Kevin A. Paprzycki	1,867	33,567
	2,972	53,437
Douglas P. Kathol	1,867	33,567
	4,932	88,677
Joseph E. Micheletti	1,067	19,185
	1,252	22,511
Morris W. Kegley	1,867	33,567
	2,190	39,376
John V. O’Laughlin	2,800	50,344
	3,284	59,046
__________
(1)	The market value of the awards was determined by multiplying the closing price of a share of common stock on July 1, 2011 ($17.98) by the number of shares.

2011 Pension Benefits
Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit as of December 31, 2011 ($)(1)	Payments During Last Fiscal Year ($)
Keith E. Alessi	Westmoreland Retirement Plan (WCC)	2.08	35,850	—
Kevin A. Paprzycki	Westmoreland Retirement Plan (WCC)	3.0	41,627	—
Douglas P. Kathol	Westmoreland Retirement Plan (WCC)	5.81	154,017	—
Joseph E. Micheletti	Westmoreland Retirement Plan (WECO)	10.0	183,891	—
Morris W. Kegley	Westmoreland Retirement Plan (WCC)	3.67	148,150	—
John V. O’Laughlin	Westmoreland Retirement Plan (BSS)	9.0	248,063	—
__________
(1)
Pension economic assumptions are consistent with our SFAS 87 financial reporting for fiscal year 2011. Demographic assumptions are also consistent with our pension financial reporting, with the exception that per SEC guidance, pre-retirement decrements are not used. A discount rate of 4.25% was used for 2011.

Effective July 1, 2009, the Board froze all structures of our pension plan for non-union employees, including our named executive officers, resulting in no future benefits accruing under these plans.  Prior to July 2009, each of the named executive officers participated in one of the same defined benefit pension plan structures offered to other non-union employees. Eligible employees become fully vested after five years of vested service. The Company’s pension plan structure provides for normal retirement at 65. Early retirement benefits are available at age 55 with 10 years of service, however at reduced benefits.  Mr. O’Laughlin is the only named executive eligible to retire as of December 31, 2011.  The executive may choose optional forms of benefit, all reduced to be actuarially equivalent to the single life annuity benefit. The optional forms available are 50%, 66 2/3% and 100% joint and survivor options, a 10-year certain and life option, and a single life annuity.

2011 Pension Benefits Upon Retirement, Termination, Disability or Death

Messrs. Paprzycki, Kathol, Micheletti, Kegley and O’Laughlin are vested in the pension plan and entitled to an annual lifetime benefit payable upon voluntary or involuntary termination or death (paid for the life of the spouse).  Mr. O’Laughlin is vested in the pension plan and entitled to an annual lifetime benefit payable upon retirement, voluntary or involuntary termination, disability or death (paid for the life of the spouse).  Mr. Alessi is not vested in the pension plan. Benefits shown assume that the event entitling the individual to benefits occurred on December 31, 2011.

Mr. Paprzycki is vested in the pension plan and is entitled to an annual lifetime benefit payable upon retirement, voluntary or involuntary termination, disability or death (paid for the life of the spouse). The benefits for Mr. Paprzycki are first payable on September 1, 2035. Mr. Paprzycki currently is not eligible for early retirement benefits.

Name	Type of Termination	Plan	Benefit Amount	Form of Payment	Time or Period of Payment
Kevin A. Paprzycki	Termination	Pension Plan	$732	Monthly Annuity	Life
	Death	Pension Plan	$559	Monthly Annuity	Life of Spouse

Mr. Kathol is vested in the pension plan and is entitled to an annual lifetime benefit payable upon retirement, voluntary or involuntary termination, disability or death (paid for the life of the spouse). The benefits for Mr. Kathol are first payable on December 1, 2017. Mr. Kathol currently is not eligible for early retirement benefits.

Name	Type of Termination	Plan	Benefit Amount	Form of Payment	Time or Period of Payment
Douglas P. Kathol	Termination	Pension Plan	$1,291	Monthly Annuity	Life
	Death	Pension Plan	$985	Monthly Annuity	Life of Spouse

Mr. Micheletti is vested in the pension plan and is entitled to an annual lifetime benefit payable upon retirement, voluntary or involuntary termination, disability or death (paid for the life of the spouse). The benefits for Mr. Micheletti are first payable on August 1, 2015.

Name	Type of Termination	Plan	Benefit Amount	Form of Payment	Time or Period of Payment
Joseph E. Micheletti	Termination	Pension Plan	$840	Monthly Annuity	Life
	Death	Pension Plan	$319	Monthly Annuity	Life of Spouse

Mr. Kegley is vested in the pension plan and is entitled to an annual lifetime benefit payable upon retirement, voluntary or involuntary termination, disability or death (paid for the life of the spouse). The benefits for Mr. Kegley are first payable on July 1, 2012. Mr. Kegley currently is not eligible for early retirement benefits.

Name	Type of Termination	Plan	Benefit Amount	Form of Payment	Time or Period of Payment
Morris W. Kegley	Termination	Pension Plan	$993	Monthly Annuity	Life
	Death	Pension Plan	$758	Monthly Annuity	Life of Spouse

Mr. O’Laughlin is vested in the pension plan and is entitled to an annual lifetime benefit payable upon retirement, voluntary or involuntary termination, disability or death (paid for the life of the spouse).

Name	Type of Termination	Plan	Benefit Amount	Form of Payment	Time or Period of Payment
John V. O’Laughlin	Retirement/Termination	Pension Plan	$2,139	Monthly Annuity	Life
	Disability	Pension Plan	$2,139	Monthly Annuity	Life
	Death	Pension Plan	$974	Monthly Annuity	Life of Spouse

Potential Payments upon Termination or Change-in-Control

Our named executive officers are not entitled to any additional payments or benefits relating to termination of employment other than the retirement benefits described in the preceding compensation tables and participation in a severance policy that is generally available to all our employees. Our severance policy covers virtually all our employees, although the amount of the severance benefit depends upon employee tier and years of service with us. The highest tier, which includes our named executive officers, provides for severance compensation equal to 12 months of monthly base pay, 9 months of outplacement assistance and 12 months of health benefit continuation. Severance benefits are payable under the policy only in the following circumstances: involuntary termination that is not for cause; termination due to sale of a facility, division or business segment; or relocation of more than 50 miles that the employee declines. Our executives do not have employment contracts or any benefits triggered by a change-in-control, unless the change-in-control results in an involuntary termination of the executive without cause.  In addition, our Annual Incentive Policy provides that program participants are only entitled to payment of incentive payouts if they are employed on the date of payment, which typically occurs in March of the following year.  All incentive payouts are forfeited should a named executive officer leave our employment for any reason, unless otherwise expressly agreed to by the Compensation and Benefits Committee.

The following table represents full walk-away amounts for each of our named executive officers upon the occurrence of certain events, assuming in each case that the event in question occurred as of December 31, 2011.  The following tables do not include amounts payable upon termination for pension benefits, as those benefits are described above in the “2011 Pension Benefits” tables.

Name	Type of Compensation	Termination for Cause/ Voluntary Termination	Involuntary Not for Cause	Termination upon Change-in-Control	Retirement	Death(3)
Keith Alessi	Salary	$0	$600,000	$0	$0	$0
	Vested Equity(1)(2)	$0	$0	$1,019,120	$0	$1,115,438
	Outplacement services and health benefits	$0	$23,622	$0	$0	$0
	TOTAL	$0	$623,622	$1,019,120	$0	$1,115,438

Name	Type of Compensation	Termination for Cause/ Voluntary Termination	Involuntary Not for Cause	Termination upon Change-in-Control	Retirement	Death(3)
Kevin Paprzycki	Salary	$0	$245,000	$0	$0	$0
	Vested Equity(1)(2)	$0	$0	$172,686	$0	$191,040
	Outplacement services and health benefits	$0	$15,122	$0	$0	$0
	TOTAL	$0	$260,122	$172,686	$0	$191,040

Name	Type of Compensation	Termination for Cause/ Voluntary Termination	Involuntary Not for Cause	Termination upon Change-in-Control	Retirement	Death(3)
Douglas Kathol	Salary	$0	$280,500	$0	$0	$0
	Vested Equity(1)(2)	$0	$0	$245,195	$0	$269,211
	Outplacement services and health benefits	$0	$5,445	$0	$0	$0
	TOTAL	$0	$285,945	$245,195	$0	$269,211

Name	Type of Compensation	Termination for Cause/ Voluntary Termination	Involuntary Not for Cause	Termination upon Change-in-Control	Retirement	Death(3)
Joseph Micheletti	Salary	$0	$225,000	$0	$0	$0
	Vested Equity(1)(2)	$0	$0	$71,158	$0	$77,594
	Outplacement services and health benefits	$0	$14,433	$0	$0	$0
	TOTAL	$0	$239,433	$71,158	$0	$77,594

Name	Type of Compensation	Termination for Cause/ Voluntary Termination	Involuntary Not for Cause	Termination upon Change-in-Control	Retirement	Death(3)
Morris Kegley	Salary	$0	$224,298	$0	$0	$0
	Vested Equity(1)(2)	$0	$0	$137,024	$0	$151,427
	Outplacement services and health benefits	$0	$10,227	$0	$0	$0
	TOTAL	$0	$234,525	$137,024	$0	$151,427

Name	Type of Compensation	Termination for Cause/ Voluntary Termination	Involuntary Not for Cause	Termination upon Change-in-Control	Retirement	Death(3)
John O'Laughlin	Salary	$0	$225,508	$0	$0	$0
	Vested Equity(1)(2)	$0	$0	$177,123	$0	$191,603
	Outplacement services and health benefits	$0	$9,027	$0	$0	$0
	TOTAL	$0	$234,535	$177,123	$0	$191,603
________
(1)
Various unvested options and SARs held by our named executive officers automatically vest upon a change-in-control.  However, all outstanding options held by our named executive officers have an exercise price greater than $12.75, the closing price of our stock on December 30, 2011. There is no intrinsic value in any accelerated options or vested stock options because options with an exercise price greater than $12.75 have zero intrinsic value.  The value of vested equity was determined by multiplying the number of vested shares times $12.75, the closing stock price on December 30, 2011

(2)
We recently awarded long-term equity to the named executive officers in the form of restricted stock units with grant dates of July 1, 2009, July 1, 2010, and April 1, 2011, vesting in thirds on an annual basis.  Pursuant to the restricted stock unit agreements, the units automatically vest immediately prior to a change-in-control, death, disability or qualified retirement of the recipient.  No named executive officer met the qualifications for a “qualified retirement” as of December 31, 2011.

(3)
The performance-based restricted stock units vest pro rata upon death of disability.  For valuation purposes, we assume the triggering event (death) occurred on December 31, 2011 resulting in the vesting of a third of the award.

CERTAIN TRANSACTIONS

Policies and Procedures for Related Person Transactions

Our Board has adopted written policies and procedures for the review of any transaction, arrangement, or relationship in which Westmoreland Coal Company is a participant, the amount involved exceeds $120,000, and one of our executive officers, directors, director nominees or 5% stockholders (or their immediate family members), each of whom we refer to as a related person, has a direct or indirect material interest.

If a related person proposes to enter into a related person transaction, the related person must report the proposed related person transaction to our general counsel. The policy calls for the proposed related person transaction to be reviewed and, if deemed appropriate, approved by our Audit Committee. Whenever practicable, the reporting, review, and approval will occur prior to entry into the transaction. If advance review and approval is not practicable, the Audit Committee will review, and, in its discretion, may ratify the related person transaction. The policy also permits the Chairman of the Audit Committee to review and, if deemed appropriate, approve proposed related person transactions that arise between committee meetings, subject to ratification by the Audit Committee at its next meeting. Any related person transactions that are ongoing in nature will be reviewed annually. As appropriate for the circumstances, the Audit Committee will review and consider:

●	the related person’s interest in the related person transaction;

●	the approximate dollar value of the amount involved in the related person transaction;

●	whether the terms of the transaction are no less favorable to us than could have been reached with an unrelated third party; and

●	the purpose of, and the potential benefits to us of, the transaction.

The Board has determined that certain transactions do not create a material direct or indirect interest on behalf of related persons and, therefore, are not related person transactions for purposes of the policy, such as compensation to an executive officer if the compensation has been approved, or recommended to the Board for approval by the Compensation and Benefits Committee or an arrangement that is specifically contemplated by provisions of our certificate of incorporation or bylaws, such as the exculpation, indemnification, and directors’ and officers’ insurance arrangements contemplated by the certificate of incorporation and bylaws.

Certain Relationships and Related Transactions

Tontine Note Transaction

On March 4, 2008, we completed the sale of $15 million of senior secured convertible notes to Tontine Partners, L.P. and Tontine Capital Partners, L.P. pursuant to a Senior Secured Convertible Note Purchase Agreement dated as of March 4, 2008 among us, the Tontine partnerships, and Tontine Capital Associates, L.P., as collateral agent.  The senior notes bore interest at a rate of 9% (which increased to 10% per annum in July 2010), payable in cash or in kind at our option, and were payable in full on March 4, 2013.  In 2010, we paid the Tontine entities $1,236,438 of in kind interest and $462,363 in cash.  On February 4, 2011, at the closing of a note transaction, Tontine Partners L.P. and Tontine Capital Partners, L.P. each converted $15,962,541 in principal amount of the senior secured convertible notes into common stock of Westmoreland at a conversion price of $8.50 per share. This conversion, coupled with the cash payment made on the closing date of the note transaction, resulted in full satisfaction of these senior secured convertible notes.  Mr. Jeffrey Gendell, who is either a managing member of, or a managing member of the general partner of, the Tontine partnerships is deemed to beneficially own greater than 20% of our outstanding common stock.

Diane Kathol Severance Payout

Doug Kathol, our Executive Vice President and a named executive officer, is married to Diane Kathol who served as our Vice President – Mining and Power during all of fiscal year 2010. Ms. Kathol retired from Westmoreland on December 31, 2010. During 2011, Ms. Kathol received a severance payout of $166,525, paid throughout the year in the normal payroll cycles.

OVERVIEW OF PROPOSALS

This proxy statement contains four proposals requiring stockholder action. Proposal No. 1 requests the election of six directors to the Board, Proposal No. 2 requests advisory approval of the Company’s executive compensation, Proposal No. 3 requests the approval of amendments to the Amended and Restated 2007 Equity Incentive Plan, and Proposal No. 4 requests the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2012.  Each of the proposals is discussed in more detail below.

Proposal 1 – Election of Directors

The Board has nominated directors Alessi, D’Appolonia, Hamilton, Klingaman, Packwood and Scharp to be elected to serve until the next annual meeting of stockholders and until their successors are duly elected and qualified.  On March 12, 2012, Mr. Coffey notified us that he will retire from the Board effective at the Annual Meeting after 12 years of dedicated service.  As such, the Board decreased the size of the Board to six directors effective as of the Annual Meeting.  While Tontine Capital Partners, L.P. and Tontine Partners, L.P. have the right to designate two individuals for election to our Board as directors pursuant to the Secured Convertible Note Purchase Agreement dated March 4, 2008, they have not so designated any directors at this time.

At the Annual Meeting, proxies cannot be voted for a greater number of individuals than the six nominees named in this Proxy Statement. Holders of proxies solicited by this Proxy Statement will vote the proxies received by them as directed on the proxy card or, if no direction is made, for the election of the Board’s six nominees.

Vote Required

The six nominees receiving the highest number of affirmative votes of the shares entitled to be voted for them, up to the six directors to be elected by those shares, will be elected as directors to serve until the next Annual Meeting of Stockholders and until their successors are duly elected and qualified.

Recommendation of the Board

The Board of Directors recommends you vote “FOR” the election of directors Alessi, D’Appolonia, Hamilton, Klingaman, Packwood and Scharp.

Proposal 2 - Advisory Approval of the Company’s Executive Compensation

The recently enacted Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the Dodd-Frank Act, enables our stockholders to vote to approve, on an advisory or nonbinding basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with the SEC’s rules. As background to compensation paid to our named executive officers in 2011 are the following business highlights:

●
During 2011, the Pacific Northwest experienced unprecedented amounts of snow that led to a prolonged hydroelectric power season. This negatively impacted our largest customer well into the summer period.  In addition, flooding associated with the high snow pack disrupted rail transportation and mining production, which resulted in a further reduction in coal sales across our northern tier mining operations. Lastly, an explosion and fire at one of our major customers in November resulted in further loss of revenue. Despite these large interruptions in our operations in 2011, we ended the year within 10% of our record adjusted EBITDA from fiscal year 2010 due to timely reaction and stringent cost management;

●
To mitigate the effect of future events like those that occurred in 2011, among other reasons, we entered into an agreement for the acquisition of the Kemmerer Mine, which will diversify the business and diminish the impact of uncontrollable events; and

●
Under management’s leadership, the Company improved liquidity through the $150.0 million debt issuance in February 2011, expanded our reserve base through a major acquisition at our Absaloka Mine and relocated the corporate office to the Denver area resulting in lowered costs and a platform for future growth.

In addition, compensation and governance practices implemented in recent years include the following:

●	The CEO nor any other executive officer has an employment contract;
●	We have eliminated all tax gross-ups, executive supplemental retirement policies, frozen pension plans and terminated retiree health care;
●	The Compensation and Benefits Committee engaged Buck Consulting, an independent consultant who does no other work for us;
●	Approximately 70% of both the CEO’s and the President and COO’s total compensation package is at-risk compensation;
●	We have minimal executive perquisites;

●
The named executive officers receive annual long-term equity awards in the form of restricted stock units with half of the shares vesting at the end of a three-year period upon the attainment of a three-year free cash flow goal.  Restricted stock units represent a significantly larger percentage of each officer’s total compensation opportunity as compared to short term annual incentive opportunities.  We believe this alignment ensures that a significant portion of our officer’s compensation is tied to long-term stock price performance;

●	The Board implemented officer stock ownership guidelines at three times salary for the CEO and between two and one times salary for other members of the management team; and
●	The Board approved stock ownership guidelines for directors of three times their annual cash retainer fee.

Compensation Philosophy and Approach

Westmoreland’s compensation philosophy for its named executive officers is designed to achieve several key objectives, including: focusing decision-making and behavior on goals that are consistent with the overall business strategy; creating a pay-for-performance culture, and allowing us to attract and retain employees with the skills critical to our long-term success. To achieve these objectives, Westmoreland uses a mix of base pay and incentive opportunities (short and long-term), while concentrating a majority of the executives’ reward opportunities in at-risk incentive pay. The design of the compensation program is intended to support our overall business objectives and to increase long-term stockholder value. In 2011, greater than 50% of target total compensation for each named executive officer was at-risk based on our performance and the named executive officer.

We considered the most recent stockholder advisory vote on executive compensation required by the proxy rules in reassessing these compensation policies and our compensation decisions and, based on the 99.2% favorable vote cast in 2011, believe stockholders support our approach and actions. The Compensation and Benefits Committee made no material changes to 2012 compensation packages given the overwhelming stockholder support.  We intend to continue to seek stockholder guidance on executive compensation through an annual say-on-pay vote.

We are asking our stockholders to indicate their support for our named executive officer compensation as described in this proxy statement. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our named executive officers’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement.  Accordingly, we ask our stockholders to vote “FOR” Proposal 2 approving, on an advisory basis, the compensation of the named executive officers, as disclosed in this proxy statement.

The say-on-pay vote is advisory, and therefore not binding on us, the Compensation and Benefits Committee or our Board of Directors. Our Board of Directors and our Compensation and Benefits Committee value the opinions of our stockholders and to the extent there is any significant vote against the named executive officer compensation as disclosed in this proxy statement, we will consider our stockholders’ concerns and the Compensation and Benefits Committee will evaluate whether any actions are necessary to address those concerns.  The Board has adopted a policy providing for annual say-on-pay advisory votes.  Unless the Board modifies this policy, the next say-on-pay advisory vote will be held at our 2013 Annual Meeting.

Vote Required

Approval of Proposal 2 requires the affirmative vote of a majority of the shares present or represented by proxy and voting at the Annual Meeting.

Recommendation of the Board

The Board of Directors recommends a vote FOR Proposal 2.

Proposal 3 – Amendments to the Amended and Restated 2007 Equity Incentive Plan for Employees and Non-Employee Directors

Reason for the Proposed Amendments

The Board of Directors approved the 2007 Equity Incentive Plan for Employees and Non-Employee Directors (the “2007 Plan”) on March 9, 2007, and established the number of shares to be reserved for issuance under this plan at 700,000. On August 16, 2007, the Company’s stockholders approved the 2007 Plan.  Currently, the 2007 Plan has only 55,655 shares available for issuance to employees and directors.  After the issuance of approximately 35,000 shares to the director at the Annual Meeting, we will have 20,655 shares available for issuance. On February 29, 2012, the Board approved the Amended and Restated 2007 Equity Incentive Plan for Employees and Non-Employee Directors (the “Amended 2007 Plan”), which increases the share reserve by 700,000 shares. After giving effect to grants previously made under the 2007 Plan, the aggregate number of shares that would be available for issuance under the Amended 2007 Plan, assuming stockholder approval of the amendment to add an additional 700,000 shares for issuance thereunder, would be approximately 720,655 shares as of the date of this proxy statement. This number does not include the effect of forfeitures, if any, of outstanding awards. The Board believes that this amendment is in our best interests and our stockholders and is consistent with the compensation philosophy described in this proxy statement.

Summary of Proposed Amendments

In addition to the increased share reserve, the Board is also asking stockholders to approve additional amendments to the 2007 Plan, which include the following:

●	Update Section 4(a) to prohibit broad recycling of shares;

●	Update Section 4(a) to provide more detail on the treatment of shares that are repurchased by us to cover tax obligations;

●	Reorder the document to put all potential award sections together (Options, SARs, Restricted Stock, RSUs, etc.) and move the director award section to after these sections for better flow;

●	Broaden the current language in Section 3 to allow the Board and the Compensation and Benefits Committee to delegate administrative authority under the plan to executives;

●	Update the Option and SAR sections to prohibit both repricing and cash buyouts without express stockholder approval;

●	Amend the director award section to fix the dollar value of the award at $70,000;

●	Permit amendment of awards to comply with Section 954 of the Dodd Frank Act (the “clawback” requirements) without participant consent;

●	Update the Restricted Stock Unit section to provide for a minimum vesting period of 3 years; and

●	Update the 2007 Plan to provide for double trigger vesting in the event of Change of Control.

Amended and Restated 2007 Plan Summary

The following is a brief summary description of the Amended 2007 Plan, which is qualified in its entirety by reference to the provisions of the Amended 2007 Plan itself, which is attached as Appendix A to this Proxy Statement.

●	Types of Awards

The Amended 2007 Plan provides for the grant of incentive stock options intended to qualify under Internal Revenue Code Section 422, non-statutory stock options, stock appreciation rights, restricted stock, restricted stock units, and other stock-based awards as described below (collectively, “Awards”).

●	Incentive Stock Options and Non-statutory Stock Options.

Optionees receive the right to purchase a specified number of shares of common stock at a specified option price and subject to such other terms and conditions as are specified in connection with the option grant.  Options may not be granted at an exercise price less than 100% of the fair market value of the common stock on the date of grant or for a term in excess of ten years.  The Amended 2007 Plan permits the following forms of payment of the exercise price of options: (i) payment by cash, check or in connection with a “cashless exercise” through a broker, (ii) subject to certain conditions, surrender to the Company of shares of common stock, (iii) by means of a “net exercise” procedure; (iv) any other lawful means, or (v) any combination of these forms of payment.

Unless approved by the Company’s stockholders, (i) no outstanding option may be amended to provide an exercise price less than the then-current exercise price of such option, and (ii) no option may be issued under the 2007 Plan in substitution for any outstanding option to purchase shares of common stock if the exercise price of such option is less than the then-current exercise price of the cancelled option.

●	Stock Appreciation Rights.

A stock appreciation right, or SAR, is an award entitling the holder, upon exercise, to receive an amount in common stock or cash or a combination thereof determined by reference to appreciation, from and after the date of grant, in the fair market value of a share of common stock.  SARs may be granted independently or in tandem with an option.  SARs may not be granted at a base price less than 100% of the fair market value of the common stock on the date of grant.

●	Restricted Stock Awards.

Restricted stock awards entitle recipients to acquire shares of common stock, subject to the right of the Company to repurchase all or part of such shares from the recipient in the event that the conditions specified in the applicable Award are not satisfied prior to the end of the applicable restriction period established for such Award.

●	Restricted Stock Unit Awards.

Restricted stock unit awards entitle the recipient to receive shares of common stock to be delivered at the time such shares vest pursuant to the terms and conditions established by the Board of Directors.

●	Other Stock-Based Awards.

Under the Amended 2007 Plan, the Board of Directors has the right to grant other Awards based upon the common stock having such terms and conditions as the Board of Directors may determine, including the grant of shares based upon certain conditions, the grant of Awards that are valued in whole or in part by reference to, or otherwise based on, shares of common stock, and the grant of Awards entitling recipients to receive shares of common stock to be delivered in the future.

●	Performance Conditions.

The Compensation and Benefits Committee may determine, at the time of grant, that a restricted stock award, restricted stock unit award or other stock-based award granted to an employee will vest solely upon the achievement of specified performance criteria designed to qualify for deduction under Section 162(m) of the Code.  The performance criteria for each such Award will be based on one or more of the following measures: (a) earnings before interest, taxes, depreciation and/or amortization, (b) earnings before operating income or profit, (c) operating efficiencies, (d) return on equity, assets, capital, capital employed, or investment, (e) after tax operating income, (f) net income, (g) earnings or book value per share, (h) cash flow(s), (i) total sales or revenues or sales or revenues per employee, (j) production, (k) stock price or total stockholder return, (l) dividends, (m) strategic business objectives consisting of one or more objectives based on meeting specified cost targets, business expansion goals, and goals relating to acquisitions or divestitures, or (n) except in the case of individuals who are “covered employees” under Section 162(m) of the Code, any other performance criteria established by the Compensation and Benefits Committee.  These performance measures may be absolute in their terms or measured against or in relationship to other companies comparably, similarly or otherwise situated.  Such performance goals may be adjusted to exclude any one or more of (i) extraordinary items, (ii) gains or losses on the dispositions of discontinued operations, (iii) the cumulative effects of changes in accounting principles, (iv) the writedown of any asset, and (v) charges for restructuring and rationalization programs.  Such performance goals (i) may vary by employee and may be different for different Awards; (ii) may be particular to a employee or the department, branch, line of business, subsidiary, division or other unit in which the employee works and may cover such period as may be specified by the Compensation and Benefits Committee; and (iii) will be set by the Compensation and Benefits Committee within the time period prescribed by, and will otherwise comply with the requirements of, Section 162(m) of the Code.

●	Director Awards.

The Amended 2007 Plan provides for the automatic grant of Awards to members of the Board of Directors who are not employees of the Company (“Non-Employee Directors”).  On the commencement of service on the Board, each Non-Employee Director will receive an Award with a value determined in a manner deemed appropriate by the Board, in an amount determined in the

Board’s discretion.  In addition, on the date of each annual meeting of stockholders, each Non-Employee Director who is both serving as a director immediately before and immediately after such meeting will receive an Award with a value determined in a manner deemed appropriate by the Board, which may include Black-Scholes modeling, equal to $70,000 (rounded up to the nearest whole share).  The Board retains the specific authority from time to time to increase or decrease the dollar values of Awards granted to Non-Employee Directors under the Amended 2007 Plan.  Awards automatically granted to Non-Employee Directors will (i) have an exercise or base price equal to 100% of the fair market value of the common stock on the date of grant, (ii) vest according to the schedule specified in the Award, (iii) expire at the time specified in the Award, which in the case of Options will be the earlier of 10 years from the date of grant or three months following cessation of service on the Board, and (iv) contain such other terms and conditions as the Board determines.  If a Non-Employee Director’s service terminates for any reason other than a Reorganization Event or Change in Control Event, then all of such Non-Employee Director’s Awards will automatically vest and become fully exercisable on the date such individual ceases to be a director, provided that the individual has served as a director for three years or more.  If the individual has served as a director for less than three years, all of the Non-Employee Director’s Awards will expire on the date such individual ceases to be a director.  Notwithstanding the foregoing vesting provisions, (i) a Non-Employee Director’s Awards may vest automatically upon the occurrence of a Reorganization Event or Change in Control Event as described below, and (ii) the Board may provide for accelerated vesting in the case of the death or disability of a director.

●	Transferability of Awards

Except as the Board of Directors may otherwise determine or provide in an Award, Awards may not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution or, other than in the case of an incentive stock option, pursuant to a qualified domestic relations order, and during the life of the grantee, will be exercisable only by the grantee.

●	Eligibility to Receive Awards

Employees, officers, and directors of the Company and its subsidiaries and of other business ventures in which the Company has a controlling interest are eligible to be granted Awards under the Amended 2007 Plan.  Under present law, however, incentive stock options may only be granted to employees of the Company and its subsidiaries.

●	Plan Benefits

All of the Company’s employees, officers and directors are eligible to receive Awards under the Amended 2007 Plan.

Key Corporate Governance Practices in the Stock Plan

The Amended 2007 Plan includes a number of provisions that we believe promote good corporate governance practices and reinforce the alignment between our equity compensation arrangements and the interests of our stockholders, including:

●	Administration. The Amended 2007 Plan is administered by the Compensation and Benefits Committee of the Board, which is comprised entirely of non-employee directors.

●
Minimum Vesting Requirements.  All equity awards, except for awards of stock options and/or stock appreciation rights and the automatic, non-discretionary awards to our non-employee directors, made under the Amended 2007 Plan are required to meet minimum three year vesting requirements, subject to certain limited exceptions.

●
Shares Returning from Past Awards and Other Limitations.  If the Amended 2007 Plan is approved, shares used to pay the exercise price of an award or withholding taxes in connection with an award, and unissued shares resulting from the settlement of stock appreciation rights in shares, will not become available for future issuance under the Amended 2007 Plan. Shares tendered in payment of an option for a cashless, net or similar exercise, shares withheld for taxes, and shares attributable to cash-settled awards shall not be again available for the grant of awards under the Amended 2007 Plan.

●	Limited Transferability. Awards generally may not be transferred, except by will or the laws of descent and distribution, unless approved by the Compensation and Benefits Committee.

●	No Evergreen Provision. There is no “evergreen” feature pursuant to which the shares authorized for issuance under the Amended 2007 Plan can be increased automatically without stockholder approval.

●
No Discounted Options or SARs.  Stock options and stock appreciation rights may not be granted with exercise prices lower than the fair market value of the underlying shares on the grant date, except as permitted under the Internal Revenue Code.

●
No Repricing Without Stockholder Approval.  We cannot, without stockholder approval, reprice awards, such as stock options or stock appreciation rights, by reducing the exercise price of such awards, or exchange such awards for cash, other awards or new stock options or new stock appreciation rights that have a reduced exercise price.

Key Information

If stockholders approve the Amended 2007 Plan, the total number of shares available for issuance will be approximately 720,655.  If stockholders do not approve the Amended 2007 Plan, we will not have an adequate number of shares available for future equity awards and may not be able to effectively recruit new employees, motivate current employees or operate our equity compensation program.

We manage our use of equity incentive awards carefully and maintained a reasonable “burn rate,” which we define as the number of shares subject to equity awards issued in a fiscal year, with double weighting put on full value restricted stock awards, as a percentage of our weighted average shares outstanding. Westmoreland’s three-year average burn rate of 2.67% is lower than the 4.02% burn rate used by Institutional Shareholders Services (ISS) to assess companies like ours in the energy industry.  The ISS burn rate calculation is similar but not identical to our burn rate calculation.

The following table shows the number of outstanding and available shares, by plan, before and after stockholder approval (assuming a total of 720,655 shares are available for issuance after approval, which reflects the 30,000 share issuance to the non-employee directors) and the total overhang as of the record date:

	Issued Awards	Available Shares	Total
Before Stockholder Approval
Stock Plan	433,783	50,655	484,438
Other Plans	194,307	0	194,307

Total	628,045	50,655	678,745
Total Overhang (%)			4.9%

After Stockholder Approval
Amended and Restated 2007 Plan	433,783	750,655	1,184,438
Other Plans	194,307	0	194,307

Total	628,045	750,655	1,378,745
Total Overhang (%)			10%

Federal Income Tax Consequences

The following tax discussion is a general summary as of the date of this proxy statement of the U.S. federal income tax consequences to the Company and the participants in the Amended 2007 Plan.  The discussion is intended solely for general information of stockholders considering how to vote with respect to this proposal and not as tax guidance to participants in the Amended 2007 Plan.  The discussion does not address state, local or foreign income tax rules or other U.S. tax provisions, such as estate or gift taxes.  Different tax rules may apply to specific participants and transactions under the 2007 Plan, particularly in jurisdictions outside the United States.  In addition, the federal income tax laws and regulations frequently have been revised and may be changed again at any time.  Therefore, each recipient is urged to consult a tax advisor before exercising any award or before disposing of any shares acquired under the 2007 Plan both with respect to federal income tax consequences as well as any foreign, state or local tax consequences.

The grant of an option or restricted stock unit will create no tax consequences for the participant or the Company.  A participant will have no taxable income upon exercise of an incentive stock option, except that the alternative minimum tax may apply.  Upon exercise of an option other than an incentive stock option, a participant generally must recognize ordinary income equal to the fair market value of the shares acquired minus the exercise price.  Upon a disposition of shares acquired by exercise of an incentive stock option before the end of the applicable incentive stock option holding periods, the participant generally must recognize ordinary income equal to the lesser of (1) the fair market value of the shares at the date of exercise minus the exercise price or (2) the amount realized upon the disposition of the incentive stock option shares minus the exercise price.  Otherwise, a participant’s disposition of shares acquired upon the exercise of an option (including an incentive stock option for which the incentive stock option holding periods are met) generally will result in only capital gain or loss.  Other awards under the 2007 Plan (including restricted stock units, both time-based and performance-based) generally will result in ordinary income to the participant at the later of the time of delivery of cash, shares, or other awards, or the time that either the risk of forfeiture or restriction on transferability lapses on previously delivered cash, shares, or other awards.  Except as discussed below, the Company generally will be entitled to a tax deduction equal to the amount recognized as ordinary income by the participant in connection with an option, restricted stock unit award, or other awards, but will be entitled to no tax deduction relating to amounts that represent a capital gain to a participant.  Thus, the Company will not be entitled to any tax deduction with respect to an incentive stock option if the participant holds the shares for the incentive stock option holding periods.

Section 162(m) generally allows the Company to obtain tax deductions without limit for performance-based compensation.  The Company intends that options and performance-based restricted stock unit awards granted under the 2007 Plan will continue to qualify as performance-based compensation not subject to Section 162(m)’s $1 million deductibility cap.  A number of requirements must be met in order for particular compensation to so qualify, however, so there can be no assurance that such compensation under the 2007 Plan will be fully deductible under all circumstances.  In addition, other awards under the 2007 Plan may not qualify as performance-based compensation under Section 162(m), and therefore compensation paid to executive officers in connection with such awards may not be deductible.

Vote Required

Approval of Proposal 4 requires the affirmative vote of a majority of the shares present or represented by proxy and voting at the Annual Meeting.  If stockholders approve the Amended 2007 Plan, it will replace the existing 2007 Plan.

Recommendation of the Board

The Board of Directors recommends a vote FOR Proposal 4.

Proposal 4 – Ratification of Principal Independent Auditor

The Audit Committee has appointed Ernst & Young LLP as the Company’s independent registered public accounting firm and as auditors of our consolidated financial statements for fiscal year 2012. In January 2009, E&Y began serving as our independent registered public accounting firm. Prior to that, KPMG LLP served as our independent registered public accounting firm.

Auditor’s Fees

The following table summarizes the fees of Ernst & Young LLP for fiscal years 2010 and 2011. For 2011, audit fees include an estimate of amounts not yet billed.

Fee Category(1)	2011	2010
Audit Fees(2)	$855,000	$911,000
Audit Related Fees (3)	$77,000	$0
Total Fees	$932,000	$911,000
__________
(1)	We did not pay any “Tax Fees” or “All Other Fees” to Ernst & Young in fiscal years 2010 or 2011.
(2)
Audit fees consist of fees for the audit of our financial statements, including fees related to the audit of our internal controls over financial reporting, the review of the interim financial statements included in our quarterly reports on Form 10-Q, and other professional services provided in connection with statutory and regulatory filings.

(3)	Audit Related Fees consist of fees we paid to Ernst & Young as part of the high-yield note financing in February 2011.

Pre-Approval Policy and Procedures

The Audit Committee has adopted policies and procedures relating to the approval of all audit and non-audit services that are to be performed by our registered public accounting firm. This policy generally provides that we will not engage our registered public accounting firm to render audit or non-audit services unless the service is specifically approved in advance by the Audit Committee or the engagement is entered into pursuant to one of the pre-approval procedures. From time-to-time, the Audit Committee may pre-

approve specified types of services that are expected to be provided to us by our registered public accounting firm during the next 12 months. Any such pre-approval is detailed as to the particular service or type of services to be provided and is also generally subject to a maximum dollar amount. The Audit Committee has delegated to the Chairman of the Audit Committee the authority to approve any audit or non-audit services to be provided to us by our registered public accounting firm. Any approval of services by the Chairman of the Audit Committee pursuant to this delegated authority is reported on at the next meeting of the Audit Committee. All fees paid to Ernst & Young in 2010 and 2011 were pre-approved by the Audit Committee.

At the Annual Meeting, the stockholders are being asked to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for fiscal year 2012. In the event of a negative vote on such ratification, the Audit Committee will reconsider its selection. Even if this appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in our best interest. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting and to respond to questions.

Vote Required

Approval of Proposal 4 requires the affirmative vote of a majority of the shares present or represented by proxy and voting at the Annual Meeting.

Recommendation of the Board

The Board of Directors recommends you vote “FOR” Proposal 4.

MISCELLANEOUS

Upon the written request of any person who on the record date was a record owner of our stock, or who represents in good faith that he or she was on such date a beneficial owner of such stock entitled to vote at the Annual Meeting, we will send such person, without charge, a copy of our Annual Report on Form 10-K for 2011, as filed with the Securities and Exchange Commission. Requests for this report should be directed to Corporate Secretary, Westmoreland Coal Company, 9540 S. Maroon Circle, Suite 200, Englewood, Colorado 80112.

The Board has no present intention of bringing any other business before the Annual Meeting and has not been informed of any other matters that are to be presented to the Annual meeting. If any other matters properly come before the Annual Meeting, however, the persons named in the enclosed proxy will vote in accordance with their best judgment.

March 28, 2012

VOTE BY INTERNET - www.proxyvote.com
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follow the instructions to obtain your records and to create an electronic voting instruction form.

WESTMORELAND COAL COMPANY
9540 SOUTH MAROON CIR., SUITE 200 ENGLEWOOD, CO 80112 ATTN: JENNIFER S. GRAFTON
ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
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and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet
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electronically in future years.

VOTE BY PHONE - 1-800-690-6903
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VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
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DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR the following:		m	m	m

1. Election of Directors Nominees

01 Keith E. Alessi	02 Michael R. D'Appolonia	03 Gail E. Hamilton			04 Richard M. Klingaman		05 Jan B. Packwood
06 Robert C. Scharp

The Board of Directors recommends you vote FOR proposals 2, 3 and 4.							For	Against	Abstain

2. Advisory approval of Westmoreland Coal Company's executive compensation.							m	m	m

3. To approve the amendments to the Amended and Restated 2007 Equity Incentive Plan for Employees and Non-Employee Directors.							m	m	m

4. Ratification of the appointment of Ernst & Young LLP as principal independent auditor for fiscal year 2012.							m	m	m

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date				Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Combined Document is/are available at www.proxyvote.com .

WESTMORELAND COAL COMPANY
Annual Meeting of Stockholders
May 22, 2012 8:30 AM
This proxy is solicited by the Board of Directors

The undersigned hereby constitutes and appoints Jennifer S. Grafton as true and lawful agent and proxy with power of substitution, to represent the undersigned and to vote all shares of Common Stock held by the undersigned at the Annual Meeting of Stockholders to be held at The Crowne Plaza Hotel located at 27 North 27th Street, Billings, Montana 59101, on Tuesday, May, 22, 2012, at 8:30 a.m. (mountain daylight time), and at any adjournments thereof, on all matters coming before said meeting as noted on the reverse side of this card.

This proxy, when properly executed, will be voted in the manner directed herein. If no directions are given, this proxy will be voted in accordance with the Board of Directors' recommendations. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY AND PROPERLY COME BEFORE THE MEETING OR ANY POSTPONEMENT OR ADJOURNMENT THEREOF.

You are encouraged to specify your choices by marking the appropriate boxes, SEE REVERSE SIDE, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations. The proxies cannot vote your shares unless you sign and return this card.

Continued and to be signed on reverse side

Appendix A

WESTMORELAND COAL COMPANY

AMENDED AND RESTATED 2007 EQUITY INCENTIVE PLAN FOR EMPLOYEES
AND NON-EMPLOYEE DIRECTORS

1.	Purpose

The purpose of this 2007 Equity Incentive Plan for Employees and Non-Employee Directors (the “Plan”) of Westmoreland Coal Company, a Delaware corporation (the “Company”), is to advance the interests of the Company’s stockholders by enhancing the Company’s ability to attract, retain and motivate persons who are expected to make important contributions to the Company and by providing such persons with equity ownership opportunities and performance-based incentives that are intended to better align the interests of such persons with those of the Company’s stockholders.

2.	Eligibility

All of the Company’s employees, officers and directors are eligible to be granted options, stock appreciation rights, restricted stock, restricted stock units and other stock-based awards (each, an “Award”) under the Plan.  Each person who receives an Award under the Plan is deemed a “Participant”.

Except where the context otherwise requires, the term “Company” shall include any of the Company’s present or future parent or subsidiary corporations as defined in Sections 424(e) or (f) of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder (the “Code”) and any other business venture (including, without limitation, joint venture or limited liability company) in which the Company has a controlling interest, as determined by the Board of Directors of the Company (the “Board”); provided, however, that the term “Company” shall be limited to include only entities that are eligible issuers of service recipient stock (as defined in Treas. Reg. Section 1.409A-1(b)(5)(iii)(E)), or the applicable successor regulations for Awards that would otherwise be subject to Section 409A, unless the Board of Directors determines otherwise.

3.	Administration and Delegation

(a)   Administration by Board of Directors.  The Plan will be administered by the Board.  The Board shall have authority to grant Awards and to adopt, amend and repeal such administrative rules, guidelines and practices relating to the Plan as it shall deem advisable.  The Board may construe and interpret the terms of the Plan and any Award agreements entered into under the Plan.  The Board may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem expedient to carry the Plan into effect and it shall be the sole and final judge of such expediency.  All decisions by the Board shall be made in the Board’s sole discretion and shall be final and binding on all persons having or claiming any interest in the Plan or in any Award.  No director or person acting pursuant to the authority delegated by the Board shall be liable for any action or determination relating to or under the Plan made in good faith.

(b)   Appointment of Committees.  To the extent permitted by applicable law, the Board may delegate any or all of its powers under the Plan to one or more committees or subcommittees of the Board (a “Committee”), or any officer of the Company.  All references in the Plan to the “Board” shall mean the Board or any such Committee or officer to the extent that the Board’s powers or authority under the Plan have been delegated to such Committee or officer.

4.	Stock Available for Awards

(a)   Number of Shares.

(1)  Subject to adjustment under Section 10, Awards may be made under the Plan for up to 1,400,000 shares of common stock, $2.50 par value per share, of the Company (the “Common Stock”).

(2)  If any Award expires; is terminated, surrendered or canceled without having been fully exercised; is forfeited in whole or in part (including as the result of shares of Common Stock subject to such Award being repurchased by the Company at the original issuance price pursuant to a contractual repurchase right); or otherwise results in any Common Stock not being issued, the unused Common Stock covered by such Award shall again be available for the grant of Awards under the Plan.  Further, shares of Common Stock otherwise held by a Participant and tendered to the Company by the Participant to exercise an Award shall be added to the number of shares of Common Stock available for the grant of Awards under the Plan.  However, in the case of Incentive Stock Options (as hereinafter defined), the foregoing provisions shall be subject to any limitations under the Code.

(3)  Shares tendered in payment of an option for a cashless, net or similar exercise, shares withheld for taxes, and shares attributable to cash-settled Awards shall not be again available for the grant of Awards under the Plan.

(4)  Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

(b)   Section 162(m) Per-Participant Limit.  The maximum number of shares of Common Stock with respect to which Awards may be granted to any Participant under the Plan shall be 200,000 per calendar year.  For purposes of the foregoing limit, the combination of an Option in tandem with a SAR (as each is hereafter defined) shall be treated as a single Award.  The per-Participant limit described in this Section 4(b) shall be construed and applied consistently with Section 162(m) of the Code or any successor provision thereto, and the regulations thereunder (“Section 162(m)”).

(c)   Substitute Awards.  In connection with a merger or consolidation of an entity with the Company or the acquisition by the Company of property or stock of an entity, the Board may grant Awards in substitution for any options or other stock or stock-based awards granted by such entity or an affiliate thereof.  Substitute Awards may be granted on such terms as the Board deems appropriate in the circumstances, notwithstanding any limitations on Awards contained in the Plan.  Substitute Awards shall not count against the overall share limit set forth in

Section 4(a), except as may be required by reason of Section 422 and related provisions of the Code.

5.	Stock Options

(a)   General.  The Board may grant options to purchase Common Stock (each, an “Option”) and determine the number of shares of Common Stock to be covered by each Option, the exercise price of each Option and the conditions and limitations applicable to the exercise of each Option, including conditions relating to applicable federal or state securities laws, as it considers necessary or advisable.  An Option that is not intended to be an Incentive Stock Option (as hereinafter defined) shall be designated a “Nonstatutory Stock Option.”

(b)   Incentive Stock Options.  An Option that the Board intends to be an “incentive stock option” as defined in Section 422 of the Code (an “Incentive Stock Option”) shall only be granted to employees of the Company, any of the Company’s present or future parent or subsidiary corporations as defined in Sections 424(e) or (f) of the Code, and any other entities the employees of which are eligible to receive Incentive Stock Options under the Code, and shall be subject to and shall be construed consistently with the requirements of Section 422 of the Code.  The Company shall have no liability to a Participant, or any other party, if an Option (or any part thereof) that is intended to be an Incentive Stock Option is not an Incentive Stock Option or for any action taken by the Board, including without limitation the conversion of an Incentive Stock Option to a Nonstatutory Stock Option.

(c)   Exercise Price; Fair Market Value.

(1)  The Board shall establish the exercise price of each Option and specify such exercise price in the applicable option agreement.  The exercise price shall be not less than 100% of the Fair Market Value (as defined below) of a share of Common Stock on the date the Option is granted; provided that if the Board approves the grant of an Option with an exercise price to be determined on a future date, the exercise price shall be not less than 100% of the Fair Market Value of a share of Common Stock on such future date.

(2)  The “Fair Market Value” of a share of Common Stock for purposes of the Plan shall be determined as follows:

(A)  if the Common Stock trades on a national securities exchange, the closing sale price (for the primary trading session) in the principal U.S. market for the Common Stock on the date of grant; or

(B)  if the Common Stock does not trade on any such exchange, the average of the closing bid and asked prices as reported by an authorized OTCBB market data vendor as listed on the OTCBB website (otcbb.com) on the date of grant; or

(C)  if the Common Stock is not publicly traded, the Board will determine the Fair Market Value for purposes of the Plan using any measure of value it determines to be appropriate (including, as it considers appropriate, relying on appraisals) in a manner consistent with the valuation principles under

Section 409A of the Code, except as the Board or Committee may expressly determine otherwise; or

(D)  for any date that is not a trading day, the Fair Market Value of a share of Common Stock for such date will be determined by using the closing sale price or average of the closing bid and asked prices, as appropriate, for the immediately preceding trading day and with the timing in the formulas above adjusted accordingly.

The Board may substitute a particular time of day or other measure of “closing sale price” or “closing bid and asked prices” if appropriate because of exchange or market procedures or can, in its sole discretion, use weighted averages either on a daily basis or such longer period as complies with Section 409A of the Code.  The Board has sole discretion to determine the Fair Market Value for purposes of this Plan, and all Awards are conditioned on the Participants’ agreement that the Board’s determination is conclusive and binding even though others might make a different determination.

(d)   Duration of Options.  Each Option shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable option agreement, provided, however, that no Option will be granted for a term in excess of 10 years.

(e)   Exercise of Option.  Options may be exercised by delivery to the Company of a written notice of exercise signed by the proper person or by any other form of notice (including electronic notice) approved by the Board, together with payment in full as specified in Section 5(f) for the number of shares for which the Option is exercised.  Shares of Common Stock subject to the Option will be delivered by the Company following exercise either as soon as practicable or, subject to such conditions as the Board shall specify, on a deferred basis (with the Company’s obligation to be evidenced by an instrument providing for future delivery of the deferred shares at the time or times specified by the Board).

(f)   Payment Upon Exercise.  Common Stock purchased upon the exercise of an Option granted under the Plan shall be paid for as follows:

(1)  in cash or by check, payable to the order of the Company;

(2)  except as may otherwise be provided in the applicable option agreement, by (i) delivery of an irrevocable and unconditional undertaking by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price and any required tax withholding or (ii) delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a creditworthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price and any required tax withholding;

(3)  to the extent provided for in the applicable option agreement or approved by the Board, in its sole discretion, by delivery (either by actual delivery or attestation) of shares of Common Stock owned by the Participant valued at their Fair Market Value, provided (i) such method of payment is then permitted under applicable law, (ii) such Common Stock, if acquired directly from the Company, was owned by the Participant for such minimum period of time, if any, as may be established by the Board in its discretion and (iii) such Common Stock is not subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements;

(4)  to the extent provided for in the applicable Nonstatutory Stock Option agreement or approved by the Board in its sole discretion, by delivery of a notice of “net exercise” to the Company, as a result of which the Participant would receive (A) the number of shares of Common Stock underlying the Option so exercised reduced by (B) the number of shares of Common Stock equal to the aggregate exercise price of the Option divided by the Fair Market Value on the date of exercise;

(5)  to the extent provided for in the applicable Incentive Stock Option agreement or approved by the Board in its sole discretion, by delivery of a notice of “net exercise” to the Company, as a result of which the Participant would receive the number of shares of Common Stock underlying the Option so exercised reduced by the number of shares of Common Stock equal to the aggregate exercise price of the Option divided by the Fair Market Value on the date of exercise; provided, however, that such provision shall only be operative in an Incentive Stock Option agreement to the extent that the inclusion of the provision will not cause the Option to fail to qualify as an Incentive Stock Option under the applicable Code rules;

(6)  payment of such other lawful consideration as the Board may determine; or

(7)  by any combination of the above permitted forms of payment.

6.	Stock Appreciation Rights.

(a)   General.  The Board may grant Awards consisting of a stock appreciation right (“SAR”) entitling the holder, upon exercise, to receive an amount of Common Stock or cash or a combination thereof (such form to be determined by the Board) determined in whole or in part by reference to appreciation, from and after the date of grant, in the Fair Market Value of a share of Common Stock.  The date as of which such appreciation or other measure is determined shall be the exercise date.

(b)   Grants.  SARs may be granted in tandem with, or independently of, Options granted under the Plan.

(c)   Grant or Base Price.  The grant or base price or exercise price of an SAR shall not be less than 100% of the Fair Market Value per share of Common Stock on the date of grant of the SAR; provided that if the Board approves the grant of an SAR with an exercise price to be determined on a future date, the exercise price shall be not less than 100% of the Fair Market Value of a share of Common Stock on such future date.

(d)   Term.  The term of an SAR shall not be more than 10 years from the date of grant.

(e)   Exercise.  SARs may be exercised by delivery to the Company of a written notice of exercise signed by the proper person or by any other form of notice (including electronic notice) approved by the Board, together with any other documents required by the Board.

7.	Restricted Stock.

(a)   General.  The Board may grant Awards entitling recipients to acquire shares of Common Stock (“Restricted Stock”), subject to the right of the Company to repurchase all or part of such shares at their issue price or other stated or formula price (or to require forfeiture of such shares if issued at no cost) from the recipient in the event that conditions specified by the Board in the applicable Award are not satisfied prior to the end of the applicable restriction period or periods established by the Board for such Award.

(b)   Terms and Conditions.

(1)  General. The Board shall determine the terms and conditions of an Award of Restricted Stock, including the conditions for vesting and repurchase (or forfeiture) and the issue price, if any.

(2)  Dividends.  Participants holding shares of Restricted Stock will be entitled to all ordinary cash and other dividends paid with respect to such shares, unless otherwise provided by the Board.  Each dividend payment will be made no later than the end of the calendar year in which the dividends are paid to shareholders of that class of stock or, if later, the 15th day of the third month following the date the dividends are paid to shareholders of that class of stock.

8.	Restricted Stock Units.

(a)   General.  The Board may grant Awards entitling the recipient to receive shares of Common Stock to be delivered at the time such shares of Common Stock vest (“Restricted Stock Units”).

(b)   Terms and Conditions.

(1)  In General.  The Board shall determine the terms and conditions of a Restricted Stock Unit Award, including the conditions for vesting and repurchase (or forfeiture) and the issue price, if any.

(2)  Settlement.  Upon the vesting of and/or lapsing of any other restrictions (i.e., settlement) with respect to each Restricted Stock Unit, the Participant shall be entitled to receive from the Company one share of Common Stock or an amount of cash equal to the Fair Market Value of one share of Common Stock, as provided in the applicable Award agreement.  The Board may, in its discretion, provide that settlement of Restricted Stock Units shall be deferred in a manner consistent with Section 409A, on a mandatory basis or at the election of the Participant.

(3)  Voting Rights.  A Participant shall have no voting rights with respect to any Restricted Stock Units.

(4)  Dividend Equivalents.  To the extent provided by the Board, in its sole discretion, a grant of Restricted Stock Units may provide Participants with the right to receive an amount equal to any dividends or other distributions declared and paid on an equal number of outstanding shares of Common Stock (“Dividend Equivalents”).  Dividend Equivalents may be paid currently or credited to an account for the Participants, may be settled in cash and/or shares of Common Stock and may be subject to the same restrictions on transfer and forfeitability as the Restricted Stock Units with respect to which paid, as determined by the Board in its sole discretion, subject in each case to such terms and conditions as the Board shall establish, in each case to be set forth in the applicable Award agreement.

9.	Other Stock-Based Awards.

Other Awards of shares of Common Stock, and other Awards that are valued in whole or in part by reference to, or are otherwise based on, shares of Common Stock or other property, may be granted hereunder to Participants (“Other Stock-Based Awards”), including without limitation Awards entitling recipients to receive shares of Common Stock to be delivered in the future.  Such Other Stock-Based Awards shall also be available as a form of payment in the settlement of other Awards granted under the Plan or as payment in lieu of compensation to which a Participant is otherwise entitled.  Other Stock-Based Awards may be paid in shares of Common Stock or cash, as the Board shall determine.  Subject to the provisions of the Plan, the Board shall determine the terms and conditions of each Other Stock-Based Award, including any purchase price applicable thereto.

10.	Director Awards.

(a)   Initial Grant.  Upon the commencement of service on the Board by any individual who is not then an employee of the Company or any subsidiary of the Company, the Company may elect to grant to such person an Award with a value determined in a manner deemed appropriate by the Board, with such award being made in the Board’s sole discretion.

(b)   Annual Grant.  On the date of each annual meeting of stockholders of the Company, the Company shall grant to each member of the Board of Directors of the Company who is serving as a director of the Company immediately following such annual meeting and who is not then an employee of the Company or any of its subsidiaries, an Award with a value equal to $70,000 (rounded up to the nearest whole share) based on the Fair Market Value of the Company’s common stock.

(c)   Grant or Base Price.  The grant or base price or exercise price of an Award granted under this Section 6 shall not be less than 100% of the Fair Market Value per share of Common Stock on the date of grant of the Award.

(d)   Terms of Director Awards.

(1)  If a Participant’s service as a director terminates for any reason other than a Reorganization Event or a Change in Control Event, and if the Participant has served as a director for three years or more, then such Participant’s Awards shall vest and become fully exercisable on the date such Participant ceases to be a director.  If a Participant’s service as a director terminates for any reason other than a Reorganization Event or a Change in Control Event, and such Participant has served as a director for less than three years, then all of the Participant’s unvested Awards shall expire on the date such Participant ceases to be a director; provided, however, that the Board may in its sole discretion provide for the vesting of any unvested Award if the Participant’s service as a director terminates by reason of death or disability.

(2)  Awards granted under this Section 10 shall expire at the time specified in the relevant Award, which in the case of Options shall be the earlier of 10 years from the date of grant or three months following cessation of Board service.

(e)   Board Discretion.  This Plan is not intended to limit the Board’s ability to revise the incentive compensation payable to the directors, and the Board retains the specific authority to from time to time increase or decrease the dollar values specified in paragraph (b) and to amend the terms of director Awards as otherwise permitted by this Plan.

11.	Adjustments for Changes in Common Stock and Certain Other Events.

(a)   Changes in Capitalization.  In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any dividend or distribution to holders of Common Stock other than an ordinary cash dividend, (i) the number and class of securities available under this Plan, (ii) the sub-limit set forth in Section 4(b), (iii) the number and class of securities and exercise price per share of each outstanding Option, (iv) the share- and per-share provisions and the grant or base price of each outstanding SAR, (v) the number of shares subject to and the repurchase price per share subject to each outstanding Award of Restricted Stock or RSUs, (vi) the share- and per-share-related provisions and the purchase price, if any, of each outstanding Other Stock-Based Award, and (vii) the terms and conditions of each Award issuable under Section 6, shall be equitably adjusted by the Company (or substituted Awards may be made, if applicable) in the manner determined by the Board.  Without limiting the generality of the foregoing, in the event the Company effects a split of the Common Stock by means of a stock dividend and the exercise price of and the number of shares subject to an outstanding Option are adjusted as of the date of the distribution of the dividend (rather than as of the record date for such dividend), then an optionee who exercises an Option between the record date and the distribution date for such stock dividend shall be entitled to receive, on the distribution date, the stock dividend with respect to the shares of Common Stock acquired upon such Option exercise, notwithstanding the fact that such shares were not outstanding as of the close of business on the record date for such stock dividend.

(b)   Reorganization Events.

(1)   Definition.  A “Reorganization Event” shall mean: (a) any merger or consolidation of the Company with or into another entity as a result of which all of the Common Stock of the Company is converted into or exchanged for the right to receive cash, securities or other property or is cancelled, (b) any exchange of all of the Common Stock of the Company for cash, securities or other property pursuant to a share exchange transaction or (c) any liquidation or dissolution of the Company.

(2)  Consequences of a Reorganization Event on Awards Other than Restricted Stock.  In connection with a Reorganization Event, the Board may take any one or more of the following actions as to all or any (or any portion of) outstanding Awards other than Restricted

Stock on such terms as the Board determines: (i) provide that Awards shall be assumed, or substantially equivalent Awards shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), (ii) upon written notice to a Participant, provide that the Participant’s unexercised Options or other unexercised Awards will terminate immediately prior to the consummation of such Reorganization Event unless exercised by the Participant within a specified period following the date of such notice, (iii) provide that outstanding Awards shall become exercisable, realizable, or deliverable, or restrictions applicable to an Award shall lapse, in whole or in part prior to or upon such Reorganization Event, (iv) in the event of a Reorganization Event under the terms of which holders of Common Stock will receive upon consummation thereof a cash payment for each share surrendered in the Reorganization Event (the “Acquisition Price”), make or provide for a cash payment to a Participant equal to the excess, if any, of (A) the Acquisition Price times the number of shares of Common Stock subject to the Participant’s Options or other Awards (to the extent the exercise price does not exceed the Acquisition Price) over (B) the aggregate exercise price of all such outstanding Options or other Awards and any applicable tax withholdings, in exchange for the termination of such Options or other Awards, (v) provide that, in connection with a liquidation or dissolution of the Company, Awards shall convert into the right to receive liquidation proceeds (if applicable, net of the exercise price thereof and any applicable tax withholdings) and (vi) any combination of the foregoing.  In taking any of the actions permitted under this paragraph (2), the Board shall not be obligated by the Plan to treat all Awards, or all Awards of the same type, identically.

For purposes of clause (i) above, an Option shall be considered assumed if, following consummation of the Reorganization Event, the Option confers the right to purchase, for each share of Common Stock subject to the Option immediately prior to the consummation of the Reorganization Event, the consideration (whether cash, securities or other property) received as a result of the Reorganization Event by holders of Common Stock for each share of Common Stock held immediately prior to the consummation of the Reorganization Event (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if the consideration received as a result of the Reorganization Event is not solely common stock of the acquiring or succeeding corporation (or an affiliate thereof), the Company may, with the consent of the acquiring or succeeding corporation, provide for the consideration to be received upon the exercise of Options to consist solely of common stock of the acquiring or succeeding corporation (or an affiliate thereof) equivalent in value (as determined by the Board) to the per share consideration received by holders of outstanding shares of Common Stock as a result of the Reorganization Event.

(3)  Consequences of a Reorganization Event on Restricted Stock.  Upon the occurrence of a Reorganization Event other than a liquidation or dissolution of the Company, the repurchase and other rights of the Company under each outstanding share of Restricted Stock shall inure to the benefit of the Company’s successor and shall, unless the Board determines otherwise, apply to the cash, securities or other property which the Common Stock was converted into or exchanged for pursuant to such Reorganization Event in the same manner and to the same extent as they applied to the Restricted Stock.  Upon the occurrence of a Reorganization Event involving the liquidation or dissolution of the Company, except to the extent specifically provided to the contrary in the instrument evidencing any Award of Restricted Stock or any other agreement between a Participant and the Company, all restrictions and conditions on all Restricted Stock then outstanding shall automatically be deemed terminated or satisfied.

(c)   Change in Control Events.

(1)  Definition.  A “Change in Control Event” shall mean:

(A)   (I) except as provided in clause (A)(II) below, the acquisition by an individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934 (the “Exchange Act”)) (a “Person”) of beneficial ownership of any capital stock of the Company if, after such acquisition, such Person beneficially owns (within the meaning of Rule 13d-3 promulgated under the Exchange Act) 20% or more of either (x) the then-outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (y) the combined voting power of the then-outstanding securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this subsection (A), the following acquisitions shall not constitute a Change in Control Event: (i) any acquisition directly from the Company (excluding an acquisition pursuant to the exercise, conversion or exchange of any security exercisable for, convertible into or exchangeable for common stock or voting securities of the Company, unless the Person exercising, converting or exchanging such security acquired such security directly from the Company or an underwriter or agent of the Company), (ii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (iii) any acquisition by any corporation pursuant to a Business Combination (as defined below) which complies with clauses (x) and (y) of subsection (C) of this definition; and provided, further, that if any person beneficially owns 20% or more of the Outstanding Company Common Stock or the Outstanding Company Voting Securities, but notwithstanding such ownership, a Change in Control Event has not occurred because the Person’s acquisition of all or a portion of such Person’s shares is or was an acquisition described in clause (i) of the preceding proviso, then the acquisition by that Person of any additional shares of Common Stock other than pursuant to a stock split, stock dividend, or other similar event shall constitute a Change in Control Event; or (II) notwithstanding the foregoing clause (A)(I), the acquisition of 20% or more of the Outstanding Company Common Stock or the Outstanding Company Voting Securities shall not be a Change of Control Event if the Person acquiring such interest in the Company’s outstanding securities does not thereby become an “Acquiring Person” under the terms of the Rights Agreement (defined below) in effect on the date of the shareholder approval of this Plan; provided, however, that if such Person would become an “Acquiring Person” under the terms of the Rights Agreement upon the acquisition of a specified percentage of the Outstanding Company Common Stock or the Outstanding Company Voting Securities greater than 20% (the “Modified Ownership Threshold”), then it shall be a Change of Control Event under this Plan if such Person acquires a beneficial interest in the Outstanding Company

Common Stock or the Outstanding Company Voting Securities at or above the Modified Ownership Threshold, thereby making such Person an “Acquiring Person” under the terms of the Rights Agreement.  The “Rights Agreement” referred to in this clause (A)(II) means the Amended and Restated Rights Agreement, dated as of February 7, 2003, between the Company and Computershare Trust Company, N.A. (formerly known as EquiServe Trust Company, N.A.), as rights agent, as amended by the First Amendment to the Amended and Restated Rights Agreement, dated as of May 2, 2007.

(B)   such time as the Continuing Directors (as defined below) do not constitute a majority of the Board (or, if applicable, the Board of Directors of a successor corporation to the Company), where the term “Continuing Director” means at any date a member of the Board (x) who was a member of the Board on the date of the initial adoption of this Plan by the Board or (y) who was nominated pursuant to the terms of the Standby Purchase Agreement, dated as of May 2, 2007 between the Company and Tontine Capital Partners, L.P. or (z) who was nominated or elected subsequent to such date by at least a majority of the directors who were Continuing Directors at the time of such nomination or election or whose election to the Board was recommended or endorsed by at least a majority of the directors who were Continuing Directors at the time of such nomination or election; provided, however, that there shall be excluded from this clause (y) any individual whose initial assumption of office occurred as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents, by or on behalf of a person other than the Board; or

(C)   the consummation of a merger, consolidation, reorganization, recapitalization or share exchange involving the Company or a sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”), unless, immediately following such Business Combination, each of the following two conditions is satisfied: (x) all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then-outstanding shares of common stock and the combined voting power of the then-outstanding securities entitled to vote generally in the election of directors, respectively, of the resulting or acquiring corporation in such Business Combination (which shall include, without limitation, a corporation which as a result of such transaction owns the Company or substantially all of the Company’s assets either directly or through one or more subsidiaries) (such resulting or acquiring corporation is referred to herein as the “Acquiring Corporation”) in substantially the same proportions as their ownership of the Outstanding Company Common Stock and Outstanding Company Voting Securities, respectively, immediately prior to such Business Combination and (y) no Person (excluding any employee benefit plan (or related trust) maintained or sponsored by the Company or by the Acquiring Corporation) beneficially owns, directly or indirectly, 20% or more of the then-outstanding shares of common stock of the Acquiring Corporation, or of the combined voting power of the then-outstanding securities of such corporation entitled to vote generally in the election of directors (except to the extent that such ownership existed prior to the Business Combination); or

(D)   the liquidation or dissolution of the Company.

(2)  Effect on Awards.  Unless specifically provided to the contrary in the instrument evidencing any Award or any other agreement between a Participant and the Company, upon a Change of Control Event, unvested Awards will automatically become vested or exercisable, and all restrictions and conditions on Restricted Stock shall automatically be deemed terminated or satisfied: (a) if the Participant is an employee and is Terminated within 12 months following such Change of Control; or (b) if the Participant is a director and is removed from the Board within 12 months of the Change of Control, or, if a regular meeting of shareholders occurs within 12 months of the Change of Control, such director is not nominated for re-election at such meeting after he or she expresses a desire to be so nominated.  For purposes of the foregoing, “Terminated” means involuntary dismissal or a material change in the employee’s level of total compensation or a material change in his or her level of responsibility which, in either such case, causes the employee to voluntarily terminate his or her employment.

12.	General Provisions Applicable to Awards

(a)   Transferability of Awards.  Awards shall not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution or, other than in the case of an Incentive Stock Option, pursuant to a domestic relations order acceptable to the Company its sole discretion, and, during the life of the Participant, shall be exercisable only by the Participant; provided, however, that the Board may permit or provide in an Award for the gratuitous transfer of the Award by the Participant to or for the benefit of any immediate family member, family trust or other entity established for the benefit of the Participant and/or an immediate family member thereof if, with respect to such proposed transferee, the Company would be eligible to use a Form S-8 for the registration of the sale of the Common Stock subject to such Award under the Securities Act of 1933, as amended; provided, further, that the Company shall not be required to recognize any such transfer until such time as the Participant and such permitted transferee shall, as a condition to such transfer, deliver to the Company a written instrument in form and substance satisfactory to the Company confirming that such transferee shall be bound by all of the terms and conditions of the Award.  References to a Participant, to the extent relevant in the context, shall include references to authorized transferees.

(b)   Documentation.  Each Award shall be evidenced in such form (written, electronic or otherwise) as the Board shall determine.  Such written instrument may be in the form of an agreement signed by the Company and the Participant or a written confirming memorandum to the Participant from the Company.  Each Award may contain terms and conditions in addition to those set forth in the Plan.

(c)   Board Discretion.  Except as otherwise provided by the Plan, each Award may be made alone or in addition or in relation to any other Award.  The terms of each Award need not be identical, and the Board need not treat Participants uniformly.

(d)   Termination of Status.  The Board shall determine the effect on an Award of the disability, death, termination of employment, authorized leave of absence or other change in the employment or other status of a Participant and the extent to which, and the period during which, the Participant, or the Participant’s legal representative, conservator, guardian or Designated Beneficiary, may exercise rights under the Award.

(e)   Withholding.  The Participant must satisfy all applicable federal, state, and local or other income and employment tax withholding obligations before the Company will recognize ownership of Common Stock under an Award.  The Company may decide to satisfy the withholding obligations through additional withholding on salary or wages.  If the Company elects not to or cannot withhold from other compensation, the Participant must pay the Company the full amount, if any, required for withholding or have a broker tender to the Company cash equal to the withholding obligations.  Payment of withholding obligations is due before the Company will issue any shares on exercise or release from forfeiture of an Award or, if the Company so requires, at the same time as is payment of the exercise price unless the Company determines otherwise.  If provided for in an Award or approved by the Board in its sole discretion, a Participant may satisfy such tax obligations in whole or in part by delivery of shares of Common Stock, including shares retained from the Award creating the tax obligation, valued at their Fair Market Value; provided, however, except as otherwise provided by the Board, that the total tax withholding where stock is being used to satisfy such tax obligations cannot exceed the Company’s minimum statutory withholding obligations (based on minimum statutory withholding rates for federal and state tax purposes, including payroll taxes, that are applicable to such supplemental taxable income).  Shares surrendered to satisfy tax withholding requirements cannot be subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements.

(f)   Amendment of Award.  Subject to Section 5(g), the Board may amend, modify or terminate any outstanding Award, including but not limited to, substituting therefor another Award of the same or a different type, changing the date of exercise or realization, and converting an Incentive Stock Option to a Nonstatutory Stock Option, provided that the Participant’s consent to such action shall be required unless (i) the Board determines that the action, taking into account any related action, would not materially and adversely affect the Participant’s rights under the Plan or (ii) the change is permitted under Section 10 hereof.  Notwithstanding the foregoing, the Board may amend an Award to comply with Section 954 of the Dodd Frank Act (the “clawback” requirements) without Participant consent.

(g)   Conditions on Delivery of Stock.  The Company will not be obligated to deliver any shares of Common Stock pursuant to the Plan or to remove restrictions from shares previously delivered under the Plan until (i) all conditions of the Award have been met or removed to the satisfaction of the Company, (ii) in the opinion of the Company’s counsel, all other legal matters in connection with the issuance and delivery of such shares have been satisfied, including any applicable securities laws and any applicable stock exchange or stock market rules and regulations, and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of any applicable laws, rules or regulations.

(h)   Acceleration.  The Board may at any time provide that any Award shall become immediately exercisable in full or in part, free of some or all restrictions or conditions, or otherwise realizable in full or in part, as the case may be.

(i)   Limitation on Repricing; Buyout.  Unless such action is approved by the Company’s stockholders: (i) no outstanding Option granted under the Plan may be amended to provide an exercise price per share that is lower than the then-current exercise price per share of such outstanding Option (other than adjustments pursuant to Section 10); (2) the Board may not cancel any outstanding option (whether or not granted under the Plan) and grant in substitution therefor new Awards under the Plan covering the same or a different number of shares of Common Stock and having an exercise price per share lower than the then-current exercise price per share of the cancelled option; and (3) the Board may not conduct any cash buyouts of Awards except to the extent the Award may, by its terms, be settled in cash.

(j)   Performance Awards.

(1)  Grants.  Restricted Stock, RSUs and Other Stock-Based Awards under the Plan may be made subject to the achievement of performance goals pursuant to this Section 11(i) (“Performance Awards”), subject to the limit in Section 4(b) on shares covered by such grants.

(2)  Committee.  Grants of Performance Awards to any Covered Employee intended to qualify as “performance-based compensation” under Section 162(m) (“Performance- Based Compensation”) shall be made only by a Committee (or subcommittee of a Committee) comprised solely of two or more directors eligible to serve on a committee making Awards qualifying as “performance-based compensation” under Section 162(m).  In the case of such Awards granted to Covered Employees, references to the Board or to a Committee shall be deemed to be references to such Committee or subcommittee.  “Covered Employee” shall mean any person who is a “covered employee” under Section 162(m)(3) of the Code.

(3)  Performance Measures.  For any Award that is intended to qualify as Performance-Based Compensation, the Committee shall specify that the degree of granting, vesting and/or payout shall be subject to the achievement of one or more objective performance measures established by the Committee, which shall be based on the relative or absolute attainment of specified levels of one or any combination of the following:

(A)  earnings before interest, taxes, depreciation and/or amortization,

(B)  earnings before operating income or profit,

(C)  operating efficiencies,

(D)  return on equity, assets, capital, capital employed, or investment,

(E)  after tax operating income,

(F)  net income,

(G)  earnings or book value per share,

(H)  cash flow(s),

(I)   total sales or revenues or sales or revenues per employee,

(J)   production (separate work units or SWUs),

(K)  stock price or total stockholder return,

(L)  dividends,

(M)  strategic business objectives, consisting of one or more objectives based on meeting specified cost targets, business expansion goals, and goals relating to acquisitions or divestitures, or

(N)  except in the case of a Covered Employee, any other performance criteria established by the Committee, and may be absolute in their terms or measured against or in relationship to other companies comparably, similarly or otherwise situated.

Such performance measures may be adjusted to exclude any one or more of (i) extraordinary items, (ii) gains or losses on the dispositions of discontinued operations, (iii) the cumulative effects of changes in accounting principles, (iv) the writedown of any asset, and (v) charges for restructuring and rationalization programs.  Such performance measures: (i) may vary by Participant and may be different for different Awards; (ii) may be particular to a Participant or the department, branch, line of business, subsidiary, division, operating unit, or other unit in which the Participant works and may cover such period as may be specified by the Committee; and (iii) shall be set by the Committee within the time period prescribed by, and shall otherwise comply with the requirements of, Section 162(m).  Awards that are not intended to qualify as Performance-Based Compensation may be based on these or such other performance measures as the Board may determine.

(4)   Adjustments.  Notwithstanding any provision of the Plan, with respect to any Performance Award that is intended to qualify as Performance-Based Compensation, the Committee may adjust downwards, but not upwards, the cash or number of Shares payable pursuant to such Award, and the Committee may not waive the achievement of the applicable performance measures except in the case of the death or disability of the Participant or a change in control of the Company.

(5)   Other.  The Committee shall have the power to impose such other restrictions on Performance Awards as it may deem necessary or appropriate to ensure that such Awards satisfy all requirements for Performance-Based Compensation.

13.	Vesting. Unless otherwise provided in an Award agreement, Awards shall be 100% vested: (a) for directors, after one year of service, and (b) for employees, ratably over three years of service.

14.	Miscellaneous

(a)   No Right To Employment or Other Status.  No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to continued employment or any other relationship with the Company.  The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan, except as expressly provided in the applicable Award.

(b)   No Rights As Stockholder.  Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be distributed with respect to an Award until becoming the record holder of such shares.

(c)   Effective Date and Term of Plan.  This amended and restated version of the Plan shall become effective on the date the Plan is approved by the Company’s stockholders (the “Effective Date”).  No Awards shall be granted under the Plan after the expiration of 10 years from the Effective Date, but Awards previously granted may extend beyond that date.

(d)   Amendment of Plan.  The Board may amend, suspend or terminate the Plan or any portion thereof at any time provided that (i) to the extent required by Section 162(m), no Award granted to a Participant that is intended to comply with Section 162(m) after the date of such amendment shall become exercisable, realizable or vested, as applicable to such Award, unless and until such amendment shall have been approved by the Company’s stockholders if required by Section 162(m) (including the vote required under Section 162(m)); (ii) no amendment that would require stockholder approval under the rules of American Stock Exchange (“AMEX”) may be made effective unless and until such amendment shall have been approved by the Company’s stockholders; and (iii) if the AMEX amends its corporate governance rules so that such rules no longer require stockholder approval of “material amendments” to equity compensation plans, then, from and after the effective date of such amendment to the AMEX rules, no amendment to the Plan (A) materially increasing the number of shares authorized under the Plan (other than pursuant to Section 4(c) or 10), (B) expanding the types of Awards that may be granted under the Plan, or (C) materially expanding the class of participants eligible to participate in the Plan shall be effective unless stockholder approval is obtained.  In addition, if at any time the approval of the Company’s stockholders is required as to any other modification or amendment under Section 422 of the Code or any successor provision with respect to Incentive Stock Options, the Board may not effect such modification or amendment without such approval.  Unless otherwise specified in the amendment, any amendment to the Plan adopted in accordance with this Section 12(d) shall apply to, and be binding on the holders of, all Awards outstanding under the Plan at the time the amendment is adopted, provided the Board determines that such amendment does not materially and adversely affect the rights of Participants under the Plan.  No Award shall be made that is conditioned upon stockholder approval of any amendment to the Plan.

(e)   Compliance with Code Section 409A.  No Award shall provide for deferral of compensation that does not comply with Section 409A of the Code, unless the Board, at the time of grant, specifically provides that the Award is not intended to comply with Section 409A of the Code.  The Company shall have no liability to a Participant, or any other party, if an Award that is intended to be exempt from, or compliant with, Section 409A is not so exempt or compliant or for any action taken by the Board.  To the extent any Award constitutes deferred compensation subject to 409A that is payable to a specified employee on separation from service, payment of the Award will be delayed for six months after the date of separation from service.

(f)   Governing Law.  The provisions of the Plan and all Awards made hereunder shall be governed by and interpreted in accordance with the laws of the State of Delaware, excluding choice-of-law principles of the law of such state that would require the application of the laws of a jurisdiction other than such state.